Exhibit 10.3
AGREEMENT
by and between
CORE COMMUNITIES, LLC,
a Florida limited liability company
HORIZONS ACQUISITION 5, LLC,
a Florida limited liability company
CORE COMMUNITIES OF SOUTH CAROLINA, LLC,
a South Carolina limited liability company
and
PSL ACQUISITIONS, LLC,
an Iowa limited liability company
doing business in the State of Florida
as PSL ACQUISITIONS I, LLC
November 8, 2010

Page
Section 11.27 Representations and Warranties of PSLA	34
Section 11.28 BFC Provisions	35
Section 11.29 Survival	35
Section 11.30 Waiver of Jury Trial	35

SCHEDULES

SCHEDULE A	Florida Development Loans
SCHEDULE B	South Carolina Development Loans
SCHEDULE C	Florida Operating Loan
SCHEDULE 1.01(a)	Florida Development Loans Acknowledgement of Default and Indebtedness
SCHEDULE 1.01(b)	South Carolina Development Loans Acknowledgement of Default and Indebtedness
SCHEDULE 1.01 (c)	Florida Operating Loans Acknowledgement of Default and Indebtedness
SCHEDULE 1.04(a)	Consent to Filing of Amended Complaint (Florida Foreclosure)
SCHEDULE 1.04(b)	Florida Foreclosure Consent
SCHEDULE 1.04(c)	Special Referee’s Report and Consent Decree of Foreclosure and Sale (South Carolina Foreclosure)
SCHEDULE 2.01(a)	Core FL Receivables
SCHEDULE 2.01(b)	Core Collateral Assignment of Subsidiary Receivables
SCHEDULE 2.02(a)	Core FL Subsidiary Receivables
SCHEDULE 2.02(b)	Subsidiary Collateral Assignment of Subsidiary Receivables
SCHEDULE 2.03(a)	Core FL Indebtedness owed Subsidiaries
SCHEDULE 2.03(b)	Release and Discharge of Indebtedness (Subsidiaries to Core)
SCHEDULE 2.03(c)	Ratification of Release and Discharge of Indebtedness (Subsidiaries to Core)
SCHEDULE 2.04(a)	Pledge of Subsidiaries
SCHEDULE 2.04(b)	Pledge of Member Interests
SCHEDULE 2.04(f)	Acknowledgment Regarding Partial Strict Satisfaction
SCHEDULE 3.01(a)(i)	Additional Mortgaged Land
SCHEDULE 3.0l(a)(ii)	Mortgage Modification Agreement
SCHEDULE 3.0l(a)(iii)	UCC-1 Financing Statement
SCHEDULE 3.02(a)	Assignment of Founder’s Rights (Community Charter)
SCHEDULE 3.02(b)	Assignment of Founder’s Rights (Commercial Charter)
SCHEDULE 3.02(c)	Assignment of Developer’s Rights (Declaration of Covenants for Westcliffe Estates at Tradition)
SCHEDULE 3.02(d)	Assignment of Rights Under Declaration (Tradition South Carolina)
SCHEDULE 3.02(e)	Assignment of Rights Under Development Agreement (Tradition South Carolina)
SCHEDULE 4.01(a)(i)	Description of Parcel D-2
SCHEDULE 4.01(a)(ii)	Entitlements Allocation and Development Restrictions for Parcel D-2
SCHEDULE 4.02(x)	Assignment Of Land Use Entitlements (Florida)
SCHEDULE 4.02(y)	General Assignment of Developer and Contract Rights for Development of The Tradition (South Carolina)
SCHEDULE 4.03	Performance Bonds
SCHEDULE 5.01(x)	Budget

SCHEDULE 5.01(a)	Application of Payment to Indebtedness
SCHEDULE 5.04	Assignment of Non-Competes
SCHEDULE 6.01	Entity Formation, Status and Authorization Documents
SCHEDULE 6.07(a)	Opinion of Counsel (Core Parties)
SCHEDULE 6.07(b)	Opinion of Counsel (BFC & Woodbridge)
SCHEDULE 6.07(c)	Opinion of Counsel (Core SC)
SCHEDULE 6.07(d)	Opinion of Counsel (PSLA)
SCHEDULE 8.04	Property Owners Associations
SCHEDULE 8.09	Notice of Claim
SCHEDULE 8.10	Violations of Law
SCHEDULE 8.11	Violations of Environment Laws
SCHEDULE 8.14	Financial Information
SCHEDULE 8.23(a)	Irrigation Company Assets
SCHEDULE 8.23b)	Irrigation Plant Land
SCHEDULE 9.02(x)	Core Parties
SCHEDULE 9.02(y)	Woodbridge/BFC
SCHEDULE 9.02(b)	Core Release
SCHEDULE 9.02(c)	BFC/Woodbridge Release
SCHEDULE 9.02(d)	Final Release of PSLA
SCHEDULE 9.05	Deficiency Participation Agreement

AGREEMENT
     This AGREEMENT (“Agreement”) is entered into as of the 8th day of November, 2010, (“Effective Date”) by and between CORE COMMUNITIES, LLC, a Florida limited liability company (“Core FL”), HORIZONS ACQUISITION 5 LLC, a Florida limited liability company (“Horizons 5”), CORE COMMUNITIES OF SOUTH CAROLINA LLC, a South Carolina limited liability company (“Core SC”), and PSL ACQUISITIONS, LLC an Iowa limited liability company, doing business in the State of Florida as PSL ACQUISITIONS I, LLC (“PSLA”), and their respective successors and assigns.
     A. PSLA is the holder of those promissory notes, guarantys, mortgages and other loan documents listed on the attached “Schedule A” relating to certain loans to Core FL and Horizons 5 (“Florida Development Loans”). The Florida Development Loans are in default and are currently being foreclosed pursuant to that certain Complaint for Foreclosure of Mortgage and other Relief between Investors Warranty of America, Inc., an Iowa corporation (“IWA”), as the predecessor to PSLA, Plaintiff, and Core FL, and Horizons 5, Defendants, filed in the Circuit Court of the Nineteenth Judicial Circuit in and for St. Lucie County, Florida, as Case No. 56-2010-CA-002197 (“Florida Foreclosure”).
     B. THH Acquisitions, LLC, an Iowa limited liability company (“THH”) is the holder of those promissory notes, guarantees, mortgages and other loan documents listed on the attached “Schedule B” relating to certain loans to Core FL and Core SC (“South Carolina Development Loans”). The South Carolina Development Loans are in default and currently being foreclosed pursuant to that certain Complaint (Foreclosure) (Non-Jury) between PSLA, as predecessor to THH, Plaintiff, and Core SC, and Core FL, Defendants, filed in the Circuit Court of the Fourteenth Judicial Circuit in and for Jasper, State of South Carolina, as Case No. 2010-CP-27-220 (“South Carolina Foreclosure”).
     C. PSL Acquisitions Operating, LLC, an Iowa limited liability company is the holder of that promissory note, guaranty, mortgages and other loan documents listed on the attached “Schedule C” relating to a certain loan to Horizons St. Lucie Development, LLC, a Florida limited liability company, and Tradition Research Park, LLC, a Florida limited liability company (“Florida Operating Loan”). The Florida Development Loans, South Carolina Development Loans and the Florida Operating Loan are sometimes referred to collectively herein as the “Loans.”
     D. PSLA may make certain additional loans including protective advance loans pursuant to the terms and conditions set forth in this Agreement and the Budget, as defined in Section 5.01 of this Agreement.
For good and valuable consideration consisting of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I
Foreclosure Actions
     Section 1.01 Acknowledgement of Default and Indebtedness. The parties acknowledge and agree that:
     (a) Florida Development Loans. Core FL and Horizons 5 have failed to make payments required pursuant to the Florida Development Loans, all required notices and opportunities to cure have been given and said loans: (i) are in default; (ii) have not been cured; (iii) have been duly accelerated; and (iv) are currently due and payable in full. The principal, interest and other sums currently owed pursuant to the Florida Development Loans is set forth on the attached Schedule 1.01(a).
     (b) South Carolina Development Loans. Core FL and Core SC have failed to make payments required pursuant to the South Carolina Development Loans, all required notices and opportunities to cure have been given and said loans: (i) are in default; (ii) have not been cured; (iii) have been duly accelerated; and (iv) are currently due and payable in full. The principal, interest and other sums currently owed pursuant to the South Carolina Development Loans is set forth on the attached Schedule 1.0l(b).
     (c) Florida Operating Loan. PSLA has demanded payment in full of the First Florida Operating Loan, all required notices and opportunities to cure have been given and said loan: (i) is in default; (ii) has not been cured; and (iii) is currently due and payable in full. The principal, interest and other sums currently owed pursuant to the First Florida Operating Loan is set forth on the attached Schedule 1.01(c).
     (d) Loan Documents. The documents evidencing the rights of PSLA relating to the Loans, including those set forth on the attached Schedule A, Schedule B, and Schedule C (“Loan Documents”), are valid and legally enforceable in accordance with their terms and borrower, guarantor or mortgagor thereunder has any defense, right of set-off or other basis for disputing or otherwise challenging the enforcement thereof in accordance with their respective terms.
     Section 1.02 Amendment of Foreclosure Actions. The Florida Foreclosure action shall be amended to include: (a) foreclosure (subject to the First Florida Operating Loan) of that land commonly referred to as “Parcel F-4” and the “Flute Parcel” which shall be mortgaged to PSLA pursuant to the provision of Section 3.01 below; (b) foreclosure of the additional land mortgaged to PSLA pursuant to the provisions of Section 3.01 below; (c) enforcement of the Pledge of Member Interests pursuant to the provisions of Section 2.04 below; and (d) such other matters as may be appropriate as determined by PSLA, and not inconsistent with the terms of this Agreement. The Core FL and Horizons 5 (and their respective affiliates, members, employees, agents and representatives) shall cooperate fully to facilitate and expedite said amendments.
     Section 1.03 Cooperation and Consent. Core FL and Horizons 5 (as to the Florida Foreclosure) and Core FL and Core SC (as to the South Carolina Foreclosure) (and their respective affiliates, members, employees, agents and representatives) will fully cooperate to expedite any foreclosure actions, Article 9 proceedings and similar enforcement proceedings relating to the mortgages and security interests relating to the Loans (collectively, the “Foreclosure Actions”). PSLA shall use good faith efforts to diligently prosecute all of the Foreclosure Actions and otherwise take all action reasonably necessary to promptly foreclose its liens on all the collateral to the extent required in accordance with the terms of this Agreement.
     Section 1.04 Consent to Entry of Orders. Simultaneously with execution of this Agreement, Core FL, Core SC and Horizons 5 shall execute and deliver to PSLA and THH and/or their respective designee(s) the following:
     (a) Consent to Filing of Amended Complaint for the Florida Foreclosure, in form and content attached as Schedule 1.04(a) (“Florida Amendment Consent”).
     (b) Consent to Entry of Final Judgment of Foreclosure, in form and content attached as Schedule 1.04(b) (“Florida Foreclosure Consent”).
     (c) Special Referee’s Report and Consent Decree of Foreclosure and Sale for the South Carolina Foreclosure, in form and content attached as Schedule 1.04(c) (“South Carolina Foreclosure Consent”).
     (d) Such other consents, approvals and other pleadings and/or documents as may be helpful to facilitate an expeditious conclusion of the Foreclosure Actions.
The parties acknowledge that the documents required by PSLA and THH and the form and content of the foregoing consents may be modified at the request of PSLA and THH to the extent necessary or appropriate to facilitate the Foreclosure Actions.
ARTICLE II
Subsidiaries of Core Communities, LLC
     Section 2.01 Assignment of Core Receivables. Certain subsidiaries of Core FL are indebted to Core FL as more particularly set forth on the attached Schedule 2.01(a). Simultaneously with execution of this Agreement, Core FL shall execute and deliver to PSLA that certain Collateral Assignment of Receivables attached hereto as Schedule 2.01(b) (“Core Collateral Assignment of Subsidiary Receivables”) to secure repayment of any protective advances and/or additional loans made by PSLA pursuant to this Agreement, the Loans, and any other sums owed to PSLA relating to the Loans. The Core Collateral Assignment of Subsidiaries Receivables shall include the intercompany payables owed by Core SC to Core FL.
     Section 2.02 Assignment of Subsidiary Receivables. Certain of the subsidiaries of Core FL are indebted to other subsidiaries of Core FL (“Subsidiary Creditors”) as more particularly set forth on the attached Schedule 2.02(a). Simultaneously with execution of this Agreement, each of the Subsidiary

Creditors (including Core SC) shall execute and deliver to PSLA a Collateral Assignment of Receivables in the form and content set forth on the attached Schedule 2.02(b) (“Subsidiary Collateral Assignment of Receivables”) which shall secure repayment of protective advances and/or any other loans made by PSLA pursuant to this Agreement, the Loans, and any other sums owed to PSLA relating to the Loans.
     Section 2.03 Subsidiary Release of Core Indebtedness. Heretofore, Core FL was indebted to certain of its subsidiaries in those amounts set forth on the attached Schedule 2.03(a) (“Core Indebtedness Owed Subsidiaries”).
     (a) Prior to the execution of this Agreement, each of the Core FL Subsidiaries listed on the attached Schedule 2.03(a) executed and delivered to Core FL and its beneficial owners, members, officers, employees and agents a Release and Discharge of Indebtedness in the form and content attached as Schedule 2.03(b) (“Release and Discharge of Indebtedness”). The term “Core Parties,” as used in this Agreement, means, Core FL, Horizons 5, Core SC and the subsidiaries of Core FL (but only so long as they are subsidiaries of Core FL) and all entities owned by such entities.
     (b) Simultaneously with execution of this Agreement: (i) Core FL shall deliver to PSLA executed originals of each of the foregoing Releases and Discharge of Indebtedness confirming the release and discharge prior thereto of all indebtedness and other obligations owed by Core FL to said Core FL Subsidiaries; and (ii) each of the Core FL Subsidiaries listed on Schedule 2.03(a) shall ratify and confirm said Releases and Discharge of Indebtedness by executing and delivering to PSLA that certain Ratification of Release and Discharge attached as Schedule 2.03(c) (“Ratification of Release and Discharge”). It is acknowledged and agreed that PSLA will not assume any obligations of the Core Subsidiaries or indemnify any of the Core Parties for the same, but said subsidiaries shall not be released from any existing liabilities, except as set forth herein.
     Section 2.04 Pledge of Member Interests in Subsidiaries. Simultaneously with execution of this Agreement, Core FL shall pledge and grant to PSLA a security interest and first lien in 100% of the ownership and membership interests in each of those subsidiaries also listed in the third column of the table set forth on the attached Schedule 2.04(a), which pledge and security interest each shall be in the form and content attached as Schedule 2.04(b) (“Pledge of Member Interests”) and shall deliver, or cause the applicable Core FL Subsidiary to deliver, the certificate evidencing the pledged membership interest duly endorsed or subscribed by Core FL or accompanied by an appropriate instrument of transfer duly executed in blank by Core. PSLA may elect to accept any and/or all of the member interests in the pledged Core FL Subsidiaries in partial satisfaction of the Borrower’s obligations pursuant to Section 679.620, Florida Statutes. Core FL and Horizons 5 shall execute and deliver to PSLA or its designee the consent required pursuant to Section 679.620(3)(a), Florida Statutes, which consent shall be in form and content required by PSLA. Subject to its election set forth below, PSLA shall promptly proceed to enforce its security interest pursuant to the partial strict foreclosure provisions of Article 9 of the Uniform Commercial Code (“Article 9”) and seek to acquire 100% ownership of the above referenced entities. Core FL shall execute a consent to PSLA’s acceptance of the ownership in any of the above referenced entities in partial satisfaction of the indebtedness in the form and content requested by PSLA. PSLA may also, at its election, enforce said security interest and acquire ownership of all or any combination of the remaining subsidiaries. Core FL and Horizons 5 shall provide their written consent to such partial strict foreclosure. The parties agree that the amount of indebtedness deemed satisfied in exchange for each such membership interests accepted by PSLA shall be as set forth on the attached Schedule 2.04(f) (“Agreement Regarding Partial Satisfaction of Indebtedness”) which shall also be executed by the parties simultaneously herewith.
     Section 2.05 Covenant to Not Pledge. Core FL agrees that, except for the pledges referenced in Section 2.04 above, it shall not pledge, encumber, assign, transfer or restrict (or allow any of the foregoing to occur involuntarily) any of the member interests pledged to PSLA, and violation of this covenant shall constitute a material default hereunder.
ARTICLE III
Mortgages of Additional Land
     Section 3.01 Mortgage of Additional Land. Simultaneously with execution of this Agreement each of those entities listed as a “Fee Simple Titleholder and Mortgagor” on the attached Schedule 3.01(a)(i) shall execute and deliver to PSLA: (a) Mortgage Modification Agreement in form and content of that attached hereto as Schedule 3.0l(a)(ii), which shall be: (i) a first mortgage lien on the real estate described on the Schedule referenced to the right of the name of such entity; (ii) not subject to any mortgages, judgment liens or construction liens; and (iii) subject only to such matters as are customary and necessarily incidental to development thereof; and (b) UCC-1 Financing Statement in the form and content set forth on the attached Schedule 3.0l(a)(iii) to perfect a security interest and first lien on all tangible and intangible personal property owned Tradition Development Company, LLC and Tradition Irrigation Company, LLC upon the real property more particularly described within such Financing Statement. Upon receipt thereof, PSLA may proceed to: (x) record each such Mortgage Modification Agreement in the Public Records of St. Lucie County, Florida; (y) file each such Financing Statement with the Florida Secretary of State; and (z) institute proceedings to foreclose the mortgages encumbering said real estate, which may be through amendment of the existing Florida Foreclosure proceedings. Horizons St. Lucie Development, LLC and Tradition Research Park, LLC shall also execute and deliver a Mortgage Modification Agreement for Parcel F-4 and the Flute Parcel, which shall be subject to the Florida Operating Loan. PSLA shall pay the documentary stamp tax, intangible tax and recording fees for the mortgage modification agreements.
     Section 3.02 Rights of Declarants. Simultaneously with execution of this Agreement, Core FL and Horizons 5 shall cause:
     (a) Tradition. Tradition Development Company, LLC, a Florida limited liability company (“TDC”) is the “Founder” pursuant to that certain Community Charter for Tradition dated April 17, 2003 and recorded April 25, 2003 in Official Records Book 1700, Page 868, Public Records of St. Lucie County, Florida, as amended, for that development commonly referred to as “Tradition” to execute and deliver to PSLA, or its designee, that certain Assignment of Founder’s Rights attached hereto as Schedule 3.02(a), which shall become effective automatically upon the assignee thereof taking title to any land subject to said Charter.

     (b) Tradition (Commercial Area). TDC, as the “Founder” pursuant to that certain Commercial Charter for Tradition dated November 17, 2004 and recorded November 23, 2004 in Official Records Book 2098, Page 1697, Public Records of St. Lucie County, Florida, as amended, for the development commonly referred to as “Tradition” to execute and deliver to PSLA, or its designee, that certain Assignment of Founder’s Rights attached hereto as Schedule 3.02(b), which shall become effective automatically upon the assignee thereof taking title to any land subject to said Charter.
     (c) Westcliffe Estates at Tradition. Tradition House, LLC, a Florida limited liability company, as the “Developer” pursuant to that certain Declaration of Covenants, Conditions and Restrictions for Westcliffe Estates at Tradition dated March 12, 2009 and recorded March 23, 2009 in Official Records Book 3071, Page 1098, Public Records of St. Lucie County, Florida, as amended, for that development commonly referred to as “Westcliffe Estates at Tradition” to execute and deliver to PSLA, or its designee, that certain Assignment of Developer’s Rights attached hereto as Schedule 3.02(c), which shall become effective automatically upon the assignee thereof taking title to any land subject to said Declaration.
     (d) Tradition (South Carolina). Core SC as the “Declarant” pursuant to that certain Declaration of Covenants, Conditions and Restrictions and Provisions for Membership in Tradition Master Property Owners Association, Inc., recorded December 21, 2006 in Book 501, Page 196, Office of Register of Deeds for Jasper County, South Carolina, as amended, for that development commonly referred to as “Tradition South Carolina” to execute and deliver to THH, or its designee, that certain Assignment of Rights Under Declaration attached hereto as Schedule 3.02(d), which shall become effective automatically upon the assignee thereof taking title to any land subject to said Declaration.
     (e) Tradition (South Carolina — Development Agreement). Core SC as the “Owner” and “Developer” pursuant to that certain Second Restated and Amended Development Agreement, recorded November 18, 2008 in Book 708, Page 1, Office of Register of Deeds for Jasper County, South Carolina, as amended, for that development commonly referred to as “Argent Tract West” to execute and deliver to THH, or its designate, that certain Assignment of Rights Under Development Agreement attached hereto as Schedule 3.02(e), which shall become effective automatically upon the assignee thereof taking title to any land subject to said Agreement; provided, however that prior to such assignment, a designee of BFC shall be designated as a successor developer as to the 23 acre tract described in Section 4.01(d).
     Section 3.03 Additional Mortgage Modification Agreement. Simultaneously with execution of this Agreement, Core FL, Horizons 5, and the certain of the subsidiaries of Core shall execute and deliver to PSLA a Mortgage Modification Agreement granting PSLA a mortgage on the following property:
All right title and interest of Mortgagors in and to any real estate located in St. Lucie County, Florida, excluding only those parcels described on the attached Exhibit “A” (“Parcel D-2”) and Exhibit “B” (“Digital Domain Parcel”) by quit claim and without any warranties of title.
Notwithstanding the foregoing, the Mortgage Modification Agreement shall provide that solely as to any real estate in St. Lucie County, Florida encumbered only by such blanket mortgage, the Mortgage Modification Agreement shall be a quitclaim mortgage without any warranties of title.

ARTICLE IV
Sale of Assets
     Section 4.01 Prohibition on Sales. None of the Core Parties shall sell or otherwise dispose of any real estate or other material assets thereof without the prior written consent of PSLA and THH, except as set forth below:
     (a) In consideration of payment by BFC Financial Corporation, a Florida corporation (“BFC”), on behalf of Core FL of severance payments due or becoming due Paul J. “Pete” Hegener, and one-half of the success fee owed by Core FL to Algon Capital LLC, d/b/a Algon Group (“Algon”), contemporaneously with the execution and delivery of this Agreement, TDC and HSL shall transfer by special warranty deed to Core FL the ownership of that parcel commonly referred to as “D-2,” and more particularly described on the attached Schedule 4.01(a)(i). The deeds for that portion of D-2 referred to as Parcel 14-6A and Parcel 14-6B shall: (a) allocate entitlement for 381 residential units from the Tradition DRI; and (ii) 30,000 square feet of retail from the Western Grove DRI; (b) be restricted as to only those uses for which entitlement are allocated; and (c) otherwise be in form in content acceptable to the Core FL and PSLA. TDC may execute additional documents that are appropriate incidentals thereto, subject to the approval of PSLA as to form and content. All wetlands mitigation for Parcel D-2 will be on-site. After the Closing under this Agreement, Core FL shall be permitted to transfer D-2 (including the other rights transferred to Core FL as provided above) to BFC (or its designated affiliate) for the consideration set forth in this 4.01(a).
     (b) Core FL represents and warrants to PSLA that: (i) it has sold that land commonly referred to as the Digital Domain parcel (i.e. 4-acres follow-up sale) to a nonaffiliate on commercially reasonable terms; (ii) only customary closing expenses were paid from the sales proceeds; and (iii) the net sales proceeds shall be used solely for the payment of expenses in accordance with the Budget, as defined in Section 5.01.
     (c) Core SC may sell, use or dispose of the unencumbered property owned by it as follows: (i) such unencumbered property may be conveyed or otherwise used to compromise or satisfy the debt owed by Core SC to National Bank of South Carolina (“NBSC”) relating to the South Carolina project; or (ii) such unencumbered property may be sold on commercially reasonable terms, provided that only customary closing expenses are paid from the sales proceeds and the net sales proceeds are used solely for repayment of indebtedness owed THH, or paid to NBSC as provided above; and (iii) if not conveyed or sold as provided above, conveyed to THH following resolution or final adjudication of the NBSC foreclosure action.
     (d) Core SC may sell, use or dispose the approximately 23 acre +/- tract commonly called the Village Center Commercial Tract located in Jasper County, South Carolina to any party (including affiliates) on commercially reasonable terms (provided that the sales price is at least $680,000) and Core SC shall be entitled to retain 100% of the proceeds from such sale or disposition and may use the same as it wishes, including reasonable and customary carrying costs (taxes, insurance, etc.) for the property, costs to settle claims, reasonable out-of-pocket expenses to negotiate settlements and distributions to the beneficial owner(s) of Core FL.
     Section 4.02 Land Use Approvals. To the extent assignable and not otherwise transferred to PSLA and THH, the Core Parties and its subsidiaries will cause to be assigned to PSLA and THH or their respective designate(s) all project permits, land use approvals, entitlements, impact fee credits, other credits and reimbursements and/or development rights benefiting or affecting the foreclosed land (other than as allocated to D-2 or the closing documents contemplated in Section 4.01 as provided above). Simultaneously herewith, the Core Parties shall execute and deliver to PSLA that certain Assignment of Land Use Entitlements, as to the Florida property, attached hereto as Schedule 4.02(x), which shall become effective automatically at such time as PSLA or its designate takes title to any portion of the land located in Florida that is mortgaged pursuant to any of the Loan Documents and/or this Agreement. Simultaneously herewith, the Core Parties shall execute and deliver to THH that certain General Assignment of Developer and Contract Rights for Development of The Tradition, as to the South Carolina property, attached hereto as Schedule 4.02(y), which shall become effective automatically at such time as THH or its designee takes title to any portion of the land located in South Carolina that is mortgaged pursuant to any of the Loan Documents and/or this Agreement.
     Section 4.03 Replacement of Performance Bonds. Core FL and Horizons 5 have posted certain performance bonds with certain third parties as listed on Schedule 4.03 attached hereto (collectively, the “Bonds”). PSLA (or any affiliate designated by it) hereby agrees to replace at maturity (without renewal based on evergreen provisions), substitute or obtain the termination of, each of the Bonds with replacement or substitute performance bonds or cash collateral (as determined by Core FL in its sole discretion) at maturity or sooner if reasonably practicable after the Effective Date (collectively, the “Replacement Bonds”) and to instruct the person or legal entity which is holding the replaced Bond to return the original of such replaced bond to Core FL. Core FL shall have no liability with respect to and PSLA hereby assumes liability with respect to: (i) the Bonds after the date hereof or (ii) any of the Replacement Bonds. In the event the person or legal entity which is holding the applicable Bonds fails to permit a replacement or substitution of any Bond for any reason or for no reason. notwithstanding the good faith efforts of PSLA (or any affiliate designated by it), then PSLA shall indemnify Core FL so long as there is no Event of Default under this Agreement (if it results in a termination of this Agreement) or any document executed incidental thereto. The foregoing liability of PSLA shall terminate as to Bonds relating to property owned by any entities for which the pledges referenced in Section 2.04 are avoided.
     Section 4.04 Parcel C-5. The parties acknowledge that there is a pending contract for the sale of Parcel C-5.
ARTICLE V
Budget, Employees and Management
     Section 5.01 Budget. Attached hereto as Schedule 5.01(x) is a cash basis (i.e. not accrual) operating budget for the period November 1, 2010 through November 12, 2010 (“Budget”) which was prepared by Core FL and approved by PSLA for the purposes set forth herein. The Budget details: (x) all cash on hand and anticipated receipts of the Core Parties; and (y) approved expenses for which said funds may be used in accordance with the Budget. The Budget pertains to the Florida properties. Each line item in the Budget is capped and savings in one category shall not increase spending or loan funding in any other category.
     (a) Partial Payment of Indebtedness. On or before November 1, 2010, Core FL and Horizons 5 shall deliver or cause their subsidiaries to deliver to PSLA via wire transfer all cash on-hand less the “Hold-back Amount” (hereinafter defined) shall be applied in reduction of the indebtedness owed to PSLA in the manner determined by PSLA in the exercise of its discretion. As used in this Agreement, the “Hold Back Amount” shall mean the collective reference to: (1) $500,000 for payment of South Carolina liabilities and clean up reserve, (2) 50% of Algon’s success fee of $750,000, (3) severance costs for any employee of Core FL which does not accept employment with PSLA or its affiliate as of November 1, 2010 and unused vacation time for all employees, in each case, per the “Core HR” schedule, (4) legal fees and expense of Core FL and the other Core Parties not to exceed $50,000, and (5) legal fees through closing and an additional $75,000 as a reserve for the payment of accounts payable of the Core Parties which are “incurred to bona fide third parties (it being agreed that Core FL shall provide an accounting to PSLA hereby consents to the use of the Holdback Amount for such purposes. Core FL shall pay all severance due employees. Any funds not required for the payment of severance benefits as provided above shall be paid promptly to PSLA or its designee.
     (b) Cash Receipts. All cash and receipts of the Core Parties, including the net proceeds of sales (i.e. gross sales price less reasonable and necessary closing expenses), shall be paid to PSLA in partial repayment of the indebtedness owed PSLA, except as otherwise provided in Section 4.01(a) and Section 4.01(c) above. All such payments shall be applied to the indebtedness owed pursuant to the Loan Documents or this Agreement, in the manner determined by PSLA in the exercise of its sole discretion. PSLA may direct the payment of specific expenses from available cash. Core Parties shall provide signature cards and transfer all bank accounts to PSLA or its designee by November 12, 2010. A post-closing accounting of all receipts and disbursements of the Core Parties shall be provided to PSLA on or before December 31, 2010.
     (c) Algon Success Fee. Core FL shall pay the Algon monthly fees through December 31, 2010 and 50% of Algon’s $750,000 success fee which shall be paid on January 1, 2011, provided that as of January 1, 2011 there exists no Core EL bankruptcy and there exists no uncured Event of Default which is relied upon by PSLA to properly terminate this Agreement as of such date. The other 50% of the Algon $750,000 success fee shall be paid by BFC Financial Corporation or its designee, upon such terms agreed to by such parties. If such uncured Event of Default has occurred as of such dates, then 50% of such fee shall be paid to Algon if the matter is cured.
     (d) [Intentionally Deleted].
     (e) [Intentionally Deleted].
     Section 5.02 Management of Properties. Horizons 5 will retain operational responsibilities of the Florida real estate owned by it until transfer of ownership of the membership interests to PSLA or its designate pursuant to the Article 9 strict foreclosure Core FL will retain control of the Core FL Subsidiaries until the member interests are transferred pursuant to the Article 9 strict foreclosure. Core SC will retain operational responsibilities of the South Carolina real estate that comprises the collateral for the South Carolina Development Loans until transfer of ownership thereof to THH or its designee pursuant to the South Carolina Foreclosure. Prior to PSLA becoming owner and operator of collateral acquired through enforcement of the loan documents, Horizons 5, Core FL and Core SC shall continue to manage the properties, shall not sell or convey any interest in such real estate (except as authorized herein) without the prior written consent of PSLA, and they shall exercise reasonable and prudent judgment to take such action as is necessary and appropriate for their on-going operations. Core SC is not obligated to pay ad valorem real estate taxes.
     Section 5.03 Hegener Severance. BFC Financial Corporation (or its designee) shall assume and pay directly all severance benefits owed Paul J. “Pete” Hegener (“Hegener Severance”) upon terms agreed to by such parties.
     Section 5.04 Termination of Employees. No severance benefits will be paid to employees who voluntarily terminate their employment. The Core Parties shall assign to PSLA any non-competes relating to its employees, which assignment will be in the form and content set forth on the attached Schedule 5.04. The Core Parties shall terminate the employment of all employees on or before the date the member interests are transferred pursuant to the Article 9 strict foreclosure. Core SC shall terminate the employment of all employees on or before the date ownership of the South Carolina properties are transferred to THH or its designate(s) pursuant to the South Carolina Foreclosure.
     Section 5.05 Transition of Management and Operations. The parties will cooperate to facilitate the transition of management and business operations to PSLA and THH or their designees, including the physical delivery transfer of all books, records, computer data and other materials relating to the various properties, regardless of the town or location PSLA and THH may appoint a management company or third party manager for each of the Florida and South Carolina properties. Core FL and Core SC shall cooperate with PSLA, THH and their respective affiliates to facilitate the transfer to PSLA and THH of any employees which it or any management company acting on its behalf, might wish to employ in the future operation of the properties. It is the intent of the parties that property of the Core Parties located in St. Lucie County, Florida (office equipment, supplies, furniture, maintenance equipment, vehicles, computers, servers, computer records, trademarks, tradenames, websites, directory listings, files on site, files in storage, ect.) be transferred to PSLA incidental to this Agreement and the Florida Foreclosure, and the Core Parties shall take such actions as may be necessary and/or appropriate to accomplish the same. The parties shall cooperate in all reasonable respects with regards to the copying of materials (at the cost of the party requesting the same) and shall retain records relating to the Core Subsidiaries and/or the properties covered by this Agreement and/or the Loans in their respective possession or control relating to the period prior to closing for a period of seven (7) years. This Section 5.05 shall survive the Closing of this Agreement for all purposes.

ARTICLE VI
Deliveries of Parties
     Section 6.01 Entity Documents. Simultaneously with execution of this Agreement, Core FL shall cause to be delivered to PSLA those entity formations, status and authorizations documents listed on the attached Schedule 6.01, all of which must be in form and content acceptable to PSLA.
     Section 6.02 Initial Deliveries of Core FL. Simultaneously with execution of this Agreement, Core FL shall deliver (or cause to be delivered) to PSLA or its designate(s), those items required by this Agreement including a mutually acceptable authority resolution for each limited liability company. The authority resolution for the managing member of each limited liability company shall also be in form and content mutually acceptable to the parties.
     Section 6.03 Initial Deliveries of PSLA. Simultaneously with execution of this Agreement, PSLA or its designee(s) shall deliver (or cause to be delivered) to Core FL those items required by this Agreement.
     Section 6.04 Final Deliveries of Core FL. As a condition to receipt of the Core Release pursuant to Section 9.02(b)(A) hereof, Core FL shall deliver (or cause to be delivered) to PSLA or its designee(s), those additional items which are required to be delivered by Core FL to PSLA pursuant to the terms of this Agreement as of the Final Release Date (“Final Deliveries of Core”). In the event PSLA believes that Core FL has failed to deliver such required items as of the Final Release Date, then, PSLA shall send written notice to Core FL setting forth with reasonable specificity such required items to be delivered. Upon Core FL’s delivery to PSLA of such required items, PSLA shall deliver to Core FL the Core Release.
     Section 6.05 Final Deliveries of PSLA. Upon receipt of the Final Deliveries of Core FL as provided above, PSLA or its designee(s) shall deliver (or cause to be delivered) to Core FL those additional items required by this Agreement (“Final Deliveries of PSLA”).
     Section 6.06 Condition to Final Deliveries. Notwithstanding anything set forth above to the contrary, the respective obligations of the parties to provide the Final Deliveries of Core and the Final Deliveries of PSLA shall be subject to there being no uncured Event of Default pursuant to this Agreement on the part of the other party and/or condition or occurrence which with the giving of notice and/or the passage of time would constitute an Event of Default hereunder on the part of the other party.
     Section 6.07 Opinions of Counsel. Simultaneously with execution of this Agreement: (a) the Core Parties, BFC and Woodbridge shall cause their designated legal counsels to execute and deliver to PSLA opinions in the form and content attached as Schedule 6.07(a), 6.07(b) and 6.07(c); and (b) PSLA shall cause its designated legal counsel to execute and deliver to the Mortgagors an opinion in the form and content attached as Schedule 6.07(d).

ARTICLE VII
Events of Default and Remedies
     Section 7.01 Events of Default by Core Parties and Remedies. Each of the following shall constitute an “Event of Default” on the part of Core FL, Horizons 5, Core SC and the other Core Parties hereunder:
     (a) the failure of any of the Core Parties and/or BFC (including its designee, if applicable) to pay any material sum on its part to be paid pursuant to this Agreement and/or any document executed incidental thereto as, when and if due, if said failure continues for a period of five (5) business days after PSLA provides notice thereof;
     (b) the failure of any of the Core Parties and/or BFC (including its designee, if applicable) to perform any material obligation on its part to be performed pursuant to this Agreement and/or any document executed incidental thereto, if said failure continues for a period of ten (10) business days after PSLA provides notice thereof;
     (c) the failure of any of the Core Parties and/or BFC (including its designee, if applicable) to refrain from taking any material action which it is prohibited from taking pursuant to this Agreement and/or any document executed incidental thereto, if the consequences thereof are not cured fully within a period of ten (10) business days after PSLA provides notice thereof;
     (d) the making of any representation or statement which is inaccurate, incomplete or misleading in any material respect, if such is set forth in: (i) this Agreement; (ii) any document executed and delivered by any of the Core Parties and/or BFC (including its designee, if applicable) to PSLA in accordance with the terms of this Agreement and/or any document executed incidental thereto; and
     (e) If Core FL files a petition for bankruptcy under any chapter of the Federal Bankruptcy Code or takes advantage of any other debtor relief law, or if any of Core FL or any of the subsidiaries subject to the provisions of Section 2.04 is the subject of an involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code prior to the earlier to occur of (the “Earlier Filing Date”): (a) 91 days after the date PSLA takes ownership of the pledged membership interests described in this Agreement pursuant to the Article 9 strict foreclosure, unless dismissed within 90 days of said filing; or (b) 120 days after the date of this Agreement if not dismissed within ninety (90) days of said filing. Notwithstanding the foregoing, the filing of a voluntary or involuntary bankruptcy for any of the Core Parties after the Earlier Filing Date, shall not constitute an Event of Default hereunder.
Any determination regarding what is a “material sum” or “material obligation,” as those terms are used above, shall be reasonable and, in the event of a dispute regarding such determination, as may be duly adjudicated by a court of competent jurisdiction. Upon occurrence of an Event of Default on the part of any of the Core Parties hereunder, the forbearance provisions set forth in this Section 9.01 below shall terminate automatically and PSLA may, in its sole discretion: (x) terminate the rights of Core FL, Horizons 5, Core SC and/or the Core Parties and/or obligations of PSLA pursuant to this Agreement, without terminating the rights of PSLA pursuant to this Agreement; (y) enforce the obligations of the parties pursuant to this Agreement, including actions for money damages, specific performance and/or injunctive relief; (z) proceed to enforce any and/or all of the cumulative and non-exclusive rights and remedies set forth in the Loan Documents, notwithstanding anything to the contrary set forth in this Agreement and/or any document executed incidental hereto.
     Section 7.02 Events of Default by PSLA and Remedies. Each of the following shall constitute a “PSLA Event of Default” on the part of PSLA hereunder:
     (a) The failure of PSLA to pay or advance any material sum on its part to be paid or advanced pursuant to Section 5.01(d) of this Agreement, provided that there is no Event of Default on the part of any of the Core Parties, or condition which with the giving of notice and/or lapse of time would constitute an Event of Default hereunder and such failure continues for a period of ten (10) business days after Core FL provides written notice to PSLA thereof which notice shall referenced specifically this Section 7.02;
     (b) The failure of PSLA to perform any material obligation on its part to be performed pursuant to this Agreement, provided that there is not Event of Default on the part of any of the Core Parties, or condition which with the giving of notice and/or lapse of time would constitute an Event of Default hereunder and such failure continues for a period of thirty (30) business days after Core FL provides written notice to PSLA thereof which notice shall referenced specifically this Section 7.02;
Upon the occurrence of a PSLA Event of Default hereunder, Core FL and Core SC shall be entitled either to enforce the obligations of PSLA under this Agreement pursuant to such remedies as may be available to it at law and/or in equity, including actions for money damages, specific performance and/or injunctive relief.
ARTICLE VIII
Representations and Warranties
Core FL and the Core FL Subsidiaries make the following representations and warranties to PSLA, its successors and assigns, all of which are complete and correct to the best of the actual knowledge of Jim Anderson, Wes McCurry and Troy T. Taylor, each of whom has made, to the extent necessary, reasonable and appropriate inquiry of others (but are not obligated to obtain and have not obtained current title searches on real estate).
     Section 8.01 Core Communities, LLC. Core FL is a Florida limited liability company duly formed and existing in good standing under the laws of Florida, and: (i) the individual who executed this Agreement on behalf of Core FL was duly authorized to execute this Agreement; (ii) each individual who executes any other document on behalf of Core Communities, LLC pursuant to this Agreement shall be duly authorized to execute each other documents to be executed by the same pursuant to the terms of this Agreement; (iii) the sole member of Core Communities, LLC is Woodbridge Holdings, LLC, a Florida limited liability company (“Woodbridge”); (iv) the sole member of Woodbridge is BFC Financial

Corporation, a Florida corporation; and (v) Troy T. Taylor has been duly appointed as the Chief Restructuring Officer (“CRO”) of Core FL, the Core Florida Subsidiaries and the Core SC Subsidiaries and as such is authorized to execute this Agreement and all other documents to be executed incidental thereto on their behalf without the need for any further authorization or approval.
     Section 8.02 Subsidiaries of Core Communities, LLC. Core Communities, LLC is a Florida limited liability company duly formed and existing in good standing under the laws of Florida; and as to each subsidiary or second-tier subsidiary listed next to its name on Schedule 2.04(a): (i) it owns directly or indirectly 100% of the membership interests in said entity, free of any pledges, liens, encumbrances and/or other restrictions or limitations, except as may be expressly set forth in Limited Liability Company Agreement for said entity; (ii) said subsidiary was duly formed and is existing in good standing under the laws of Florida; (iii) the individual who executed this Agreement on behalf of said subsidiary was duly authorized to execute this Agreement; (iv) each individual who executes any other document on behalf of said subsidiary pursuant to this Agreement shall be duly authorized to execute each other documents to be executed by the same pursuant to the terms of this Agreement; and (v) the sole member listed next to the name of said subsidiary on Schedule 2.04(a) is the sole member for the subsidiary.
     Section 8.03 Unencumbered Real Estate. The real estate listed on the attached Schedule 3.01(a) is the only real estate (except for parcel D-2 and the Digital Domain Property referenced above) owned by any of the Core Parties in Florida which is not currently mortgaged to PSLA, or its predecessors.
     Section 8.04 Property Owners Associations. The list of property owners associations set forth on the attached Schedule 8.04 is complete and correct, there are no other property owners or homeowners associations affecting any of the land mortgaged to PSLA and/or THH, or to be mortgaged to PSLA pursuant to this Agreement, and the information set forth on the attached Schedule 8.10 is correct.
     Section 8.05 Other Agreements and Laws. The entering into this Agreement, the execution and delivery of documents thereto, and the performance of the respective obligations of the Core Parties under this Agreement and all other documents executed and delivered incidental thereto shall not violate any agreements, documents or instruments to which any of them is a party or by which any of them is bound, or any law, governmental regulation, order or decree to which any of them is subject.
     Section 8.06 Not Foreign Person. Neither Core FL, Horizons 5, Core SC nor any of the Core FL Subsidiaries is a “foreign person” as that term is used in Section 1445 of the United States Internal Revenue Code of 1986 as amended (the “IRS Code”).
     Section 8.07 Condemnation. There is no pending condemnation proceeding affecting any part of the land currently mortgaged to PSLA and/or THH, or to be mortgaged to PSLA pursuant to the terms of this Agreement.
     Section 8.08 Hazardous Materials. Neither Core FL, Horizons 5, Core SC nor any of the Core FL Subsidiaries: (a) has ever used, generated, processed, stored, released, discharged, transported, handled or disposed of any hazardous matter, hazardous waste or hazardous substance on, in or in connection with the land currently mortgaged to PSLA and/or THH, or to be mortgaged to PSLA pursuant to the terms of this Agreement, except in compliance with all applicable laws, and (b) has no knowledge of the presence of any hazardous material on the land currently mortgaged to PSLA and/or THH, or to be mortgaged to PSLA pursuant to the terms of this Agreement. For the purposes of this paragraph, “hazardous matter”, “hazardous waste” and “hazardous substance” shall mean asbestos, asbestos containing materials, lead paint, and all “hazardous matter,” “hazardous materials,” “hazardous substances,” and “oil” as defined in any applicable federal, state or local law, rule, order or regulation relating to the Property, including all of the following statutes and their implementing regulations, as applicable Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et. seq., Toxic Substances Control Act, 15 U.S.C. §2601 et. seq., Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136, Hazardous Materials Transportation Act, 49 U.S.C. §1801- 1812, Federal Water Pollution Control Act, 33 U.S.C. §1251 et. seq., Federal Solid Waste Disposal Act, 42 U.S.C. §6901 et. seq., and/or Clean Air Act, 42 U.S.C. §7401 et. seq, and/or the Resource Conservation and Recovery Act, 42 U.S.C., §690, et. seq.
     Section 8.09 Notices of Claims. Neither Core FL, Horizons 5, Core SC nor any of the Core FL Subsidiaries has received notice of any (i) unrecorded liens, claims, encumbrances, restrictions and/or rights of third parties which affect the land currently mortgaged to PSLA and/or THH, or to be mortgaged to PSLA pursuant to the terms of this Agreement, or any part thereof, (ii) adverse or other parties in possession of the land currently mortgaged to PSLA and/or THH, or to be mortgaged to PSLA pursuant to the terms of this Agreement, or any part thereof, and (iii) parties who have been granted any option, purchase contract, license, lease or other right or interest relating to the purchase, use or possession of the land currently mortgaged to PSLA and/or THH, or to be mortgaged to PSLA pursuant to the terms of this Agreement, or any part thereof, except as set forth on attached Schedule 8.09.
     Section 8.10 Violations of Laws. Neither Core FL, Horizons 5, Core SC nor any of the Core FL Subsidiaries has received notice of any condition existing with respect to the land currently mortgaged to PSLA and/or THH, or to be mortgaged to PSLA pursuant to the terms of this Agreement, or any part thereof; which violates any federal, state or local governmental regulation or law, except as set forth on attached Schedule 8.10.
     Section 8.11 Violation of Environmental Laws. Neither Core FL, Horizons 5, Core SC nor any of the Core FL Subsidiaries has received any notice from federal, state or local authorities with respect to a violation of any environmental law, rule, regulation or ordinance relating to the land currently mortgaged to PSLA and/or THH, or to be mortgaged to PSLA pursuant to the terms of this Agreement, or any portion thereof. Seller has no notice of any pending action against Seller under any environmental law, rule, regulation or ordinance, except as set forth on attached Schedule 8.11.
     Section 8.12 Ownership of Land. None of Core FL, Horizons 5, Core SC, Core FL Subsidiaries or any affiliates thereof, owns any real estate located in Florida except for: (a) that which is currently mortgaged to PSLA, or any predecessor thereof; (b) that which will be mortgaged to PSLA pursuant to the provisions of Section 4.01 of this Agreement; and (c) those parcels listed on the attached Schedule 3.01(a)(i).
     Section 8.13 Ownership of Entities. None of the Core FL, Horizons 5, Core SC, Core FL Subsidiaries and any affiliates thereof, owns any interests in any entities other than the Core FL Subsidiaries and the Core SC Subsidiaries.

     Section 8.14 Financial Information. The financial statements, reports and/or other information listed on the attached Schedule 8.14 (“Financial Information”) provided by Core FL to PSLA and/or its affiliates are accurate and complete in all material respects. All information provided by Mortgagors to PSLA prior to the date hereof, including, without limitation, all financial statements, balance sheets, and cash flow statements, were, at the date of delivery, and do, as of the date hereof, represent the good faith belief of Core FL with respect to the information set forth therein. The Core Parties recognize and acknowledge that PSLA is entering into this Agreement based in part on the financial information provided to PSLA by Mortgagors and that the truth and correctness in all material respects of that financial information is a material inducement to PSLA in entering into this Agreement. During the term of this Agreement, Core FL and Core SC agree to advise PSLA promptly in writing of any and all new information, facts, or occurrences which would in any way materially supplement, contradict, or affect any statements referenced on the attached Schedule 8.14.
     Section 8.15 No Hindrance or Delay. This Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and Core FL, Horizons 5, Core SC or the subsidiaries of Core FL are not bankrupt. Except as specifically provided in this Agreement, no express or implied consent to any further forbearance or modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by PSLA’s execution of this Agreement or any other act of the PSLA.
     Section 8.16 No Novation. This Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.
     Section 8.17 Entire Agreement. This Agreement and the Loan Documents constitute the entire agreement among PSLA and Core FL, Horizons 5, Core SC with respect to this matter.
     Section 8.18 No Bankruptcy Proceedings. No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the United States Bankruptcy Code (11 U.S.C. § 101 et. seq.), as amended (“Bankruptcy Code”), has been instituted or threatened by or against any of the Core Parties and/or Core FL Subsidiaries.
     Section 8.19 Prohibition on Distributions. Except as expressly authorized in this Agreement, at no time on or after execution of this Agreement shall any of the Core Parties make any distribution of cash, capital, property or other things of value to Woodbridge Holdings, LLC or BFC Financial Corporation.
     Section 8.20 Real Estate Brokerage Company. Core Commercial Realty, LLC does not have a current broker of record and its real estate brokerage licenses currently is not in good standing with the State of Florida. Core Commercial Realty, LLC owns no land, assets, claims, or rights, or rights to acquire any land, assets, claims or rights in the future, and shall not acquire any assets, claims or rights in the future.

     Section 8.21 Horizons Acquisition 7, LLC. Horizons Acquisition 7, LLC is a shell entity that owns no land, assets, claims, or rights, or rights to acquire any land, assets, claims or rights in the future, and shall not acquire any assets, claims or rights in the future.
     Section 8.22 Irrigation Company. Tradition Irrigation Company, LLC owns and operates the irrigation plant facilities which currently serve the Tradition development.
     (a) Irrigation Company Assets. Attached hereto as Schedule 8.23(a) is a general ledger accounting of all the assets and rights owned and/or held by Tradition Irrigation Company, LLC.
     (b) Irrigation Plant Land. Tradition Development Company LLC owns that certain 5.15 +/- acres parcel of land described on the attached Schedule 8.23(b) (“Irrigation Plant Land”) upon which the irrigation plant facilities are located, and intends to convey or lease the same to Tradition Irrigation Company LLC. The Irrigation Plant Land is not encumbered by any mortgages or subject to any judgment or construction liens.
     (c) Except as set forth above, Tradition Irrigation Company owns no land, assets, claims, or rights, or rights to acquire any land, assets, claims or rights in the future.
     Section 8.23 HTC Operations Building and Head End Equipment. Tradition Development Company LLC owns the operations building and head end equipment located on the Irrigation Plant Land which are not encumbered by any mortgages or subject to any judgment or construction liens. The cost of the building was paid in 2002 with an advance royalty payment in the amount of $250,000 to Tradition Development Company LLC.
     Section 8.24 Tradition Outfitters, LLC. Tradition Outfitters, LLC was formed to serve as a vendor to rent non-motorized water craft on the main lake as an amenity and owns no land, assets or claims or rights to acquire any land, assets in the future, other than the easement rights referenced below, and shall not acquire any land, assets, claims or rights in the future. Tradition Outfitters, LLC holds an access easement to the main lake via Plat 17.
     Section 8.25 Core Development Company, LLC (Mississippi). Core Development Company, LLC (Mississippi) was formed to provide consulting services to the project known as “Tradition Mississippi” and has no assets or claims or rights to acquire assets in the future, other than those rights to the name “Tradition” established pursuant to the settlement of a lawsuit.
     Section 8.26 St. Lucie Farms, LLC. St. Lucie Farms, LLC is an entity formed to store landscape materials “in-house,” owns no land, assets or claims or rights to acquire any land, assets in the future and shall not acquire any land, assets, claims or rights in the future.
     Section 8.27 Core Commercial Group, LLC. Core Commercial Group, LLC and its subsidiaries owns no land, assets or claims or rights to acquire assets in the future, except for the escrow agreement referenced below, and shall not acquire any land, assets, rights or claims in the future.

     Section 8.28 Tradition Village Center, LLC. Tradition Village Center, LLC owns no land, assets or claims or rights to acquire any land or assets in the future, except for the $150K Escrow Account referenced above and except for the land identified on Schedule 3.01(a)(i) to this Agreement, and shall not acquire any land, assets, claims or rights in the future.
     Section 8.29 The Landing at Tradition Development Company, LLC. The Landing at Tradition Development Company, LLC has heretofore sold those parcels commonly referred to as outparcels 2, 5, 6 and 7 and owns no land, assets or claims or rights to acquire any land or assets in the future and shall not acquire any land, assets, claims or rights in the future.
     Section 8.30 Landing Phase II, LLC. Landing Phase II, LLC has heretofore sold those parcels commonly referred to as 6A and 10 and owns no land, assets or claims or rights to acquire any land, assets in the future and shall not acquire any land, assets, claims or rights in the future.
     Section 8.31 The Landing Holding Company, LLC. The Landing Holding Company, LLC: (i) owns no land, assets or claims or rights to acquire any land, assets in the future and shall not acquire any land, assets, claims or rights in the future.
     Section 8.32 Tradition Utility Company, LLC. Tradition Utility Company, LLC is an entity formed to administer the FCI smart energy grid and owns no land, assets or claims or rights to acquire any land, assets in the future, and shall not acquire any land, assets, claims or rights in the future.
     Section 8.33 “Founder” of Property Owners Associations. Tradition Development Company, LLC is the “Founder” of Tradition Community Association, Inc. and Tradition Commercial Association, Inc. and continues to hold all rights as “Founder” relative thereto, which rights it may assign and transfer without the consent or approval of any third party. Tradition House, LLC is the “Developer” of Westcliffe Estates at Tradition Homeowners Association, Inc., and continues to hold all rights as “Developer” relative thereto, which rights it may assign and transfer without the consent or approval of any third party.
     Section 8.34 Distributions. At no time during the term of this Agreement shall any of the Core Parties make any distribution (i.e. of money, property or anything else of value), payment or transfer of any assets to any other of the Core Parties, any entity or person affiliated with the same and/or any other person or entity, except for attorneys, Algon and as otherwise expressly provided in Section 4.01 or otherwise in this Agreement.
     Section 8.35 Core Parties. Each of Core FL and Horizons 5 is a Florida limited liability company duly formed and existing in good standing under the laws of Florida, and: (i) Troy T. Taylor in his capacity as Chief Restructuring Officer of Core FL and each of the subsidiaries of Core FL was duly authorized to execute this Agreement ; and (ii) Troy T. Taylor in his capacity as Chief Restructuring Officer of Core FL and each of the subsidiaries of Core FL was authorized to execute each other document executed on behalf of said entities, and their subsidiaries, pursuant to this Agreement. Core SC is a South Carolina limited liability company duly formed and existing in good standing under the laws of South Carolina, and: (i) Troy T. Taylor in his capacity as Chief Restructuring Officer of Core FL and each of the subsidiaries of Core FL was duly authorized to execute this Agreement on behalf of said entities; and (ii) Troy T. Taylor in his capacity as Chief Restructuring Officer of Core FL and each of the subsidiaries of Core FL was authorized to execute each other document executed on behalf of said entity, pursuant to this Agreement.
     Section 8.36 Agreements and Laws. This Agreement and each of the documents executed on behalf of Core FL, Horizons 5 and Core SC in connection with this Agreement are legally binding and enforceable against the same in accordance with their respective terms.
     Section 8.37 Rights Relating to Loans. Each of the Recitals set forth in the Agreement is true and correct and is hereby incorporated into this Agreement for all purposes. Core FL, Horizons 5, Traditions Research Park, LLC, Horizons St. Lucie Development Company, LLC and Core SC are the sole borrowers/guarantor for the Florida Loans and/or the South Carolina Loans. No rights of Core FL, Horizons 5 and Core SC relating to said loans has been assigned, mortgaged, pledged, encumbered or otherwise transferred to any person or legal entity (other than to Core FL, Horizons 5 and Core SC).
ARTICLE IX
Forbearance and Releases
     Section 9.01 Forbearance. So long as no “Event of Default” exists and is continuing on the part of any of the Core Parties, Woodbridge and/or BFC (including any designee thereof) pursuant to this Agreement (and any documents executed incidental thereto), as defined in Section 7.01 above then PSLA, THH and each of their respective affiliate shall forbear from pursuing (but shall not thereby waive or release) any legal actions against the Core Parties based on matters arising prior to the date of this Agreement, except PSLA and THH may pursue the Florida Foreclosure, the South Carolina Foreclosure, and enforcement of this Agreement and all documents executed incidental thereto including the Deficiency Participation Agreement. The foregoing forbearance provision shall terminate automatically in the event that the Core Parties do not qualify for delivery of the Core Release on the Final Release Date. The foregoing forbearance in favor of any party and their respective beneficial owners, members, directors, officers, employees, attorneys and agents is not, and shall not constitute, an admission by any party that any other party has any claim or cause of action against the same.
     Section 9.02 Release of Claims.
     (a) Simultaneously with execution of this Agreement, the Core Parties, Woodbridge and BFC will execute and deliver a release of PSLA and its affiliates releasing them from all claims and causes of action of any nature, other than their obligations under the Agreement (and documents executed incidental thereto) which shall be in the form and content attached hereto as Schedule 9.02(x) (“Core Parties”) and Schedule 9.02(y) (“Woodbridge/BFC”).
     (b) It is agreed that on the earlier to occur of: (i) 91 days after PSLA takes ownership of the Core Subsidiaries through the enforcement of the pledge of membership interests; and (ii) 120 days after the date of this Agreement, and (b) which date is sometimes referred to herein as the (“Final Release Date”), then PSLA will execute and deliver: (A) a release of the Core Parties (and their respective officers, directors, members, managers, professionals, attorneys and agents) in the form and content set forth on the attached Schedule 9.02(a) (“Core Release”), provided that there is no material uncured Event of Default under this Agreement or any documents executed incidental hereto; and (B) a release of BFC and Woodbridge (and their respective officers, directors, members, managers, professionals, attorneys and agents) in the form and content set forth on the attached Schedule 9.02(c) (“BFC/Woodbridge Release”) provided that there is no Event of Default under Section 7.01(e).
     (c) The failure of PSLA not to institute and actively pursue enforcement proceedings to take ownership of a particular subsidiary shall not toll or extend the 91 days period referenced above. The Core Release and the PSLA Release, as updated, shall not apply to any Event of Default pursuant to this Agreement.
     (d) As a condition to delivery of the Core Release, the Core Parties, BFC/Woodbridge shall execute and deliver to the PSLA-Related Parties, as defined below, an absolute find release of all claims whatsoever which shall be in the form and content attached as Schedule 9.02(d)(i) and Schedule 9.02(d)(ii).
     (e) Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the Core Parties, Woodbridge, BFC and any other parties related thereto be released from any liabilities or obligations under this Agreement or any document executed in connection with this Agreement. Each of PSLA, THH and their affiliates expressly reserve the right to enforce this Agreement and each of the documents executed in connection with this Agreement.
     (f) Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the PSLA-Related Parties be released from any liabilities under this Agreement or under any document executed in connection with this Agreement. Each of the Core Parties, Woodbridge and BFC expressly reserve any right to enforce this Agreement and each of the documents executed in connection with this Agreement.
     Section 9.03 [INTENTIONALLY DELETED].
     Section 9.04 Deficiency Claim. In consideration of BFC’s payment on behalf of Core FL of severance payment due or to become due to Paul J. “Pete” Hegener and one-half of the Algon success fee owed by Core FL, and simultaneously with the delivery of the BFC/Woodbridge Release, PSLA and THH will grant a participation interest in the Florida and South Carolina deficiency claims to BFC (or any affiliate designated by it) pursuant to the Deficiency Participation Agreement in form and content attached as Schedule 9.04.

ARTICLE X
Bankruptcy
     Section 10.01 Carryover of This Agreement in the Event of Bankruptcy. The following provisions are of particular applicability in the event any of the Core Parties files for relief under Bankruptcy Code, or an order of relief is granted as to any of the Core Parties under Bankruptcy Code. The Core Parties enter into these provisions in consideration of the procedures provided in this Agreement and other good and valuable consideration, receipt of which Core FL and Horizons 5 and subsidiaries of Core acknowledge.
     Section 10.02 Relief from Automatic Stay. Each of the Core Parties represents that: (i) each of the Core Parties has no intention to file or acquiesce in any bankruptcy or insolvency proceeding at any time hereafter; (ii) the forbearance allowed by and the performance by PSLA of its obligations pursuant to this Agreement are sufficient for the Mortgagors to pursue an orderly winding-down of its business operations; (iii) neither Mortgagors nor any of the Core Subsidiaries will have any equity in the mortgaged/pledged assets in excess of the amount owed pursuant to the Loans or any realistic opportunity to successfully reorganize their respective financial affairs in bankruptcy; and (iv) so long as PSLA is not in default under this Agreement, any bankruptcy filing or acquiescence therein by any of the Mortgagors or the Core Subsidiaries after the Release Date would be as to PSLA in bad faith and solely for the purpose of delaying or frustrating PSLA in the enforcement of its rights. Accordingly, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, including the forbearance of PSLA from exercising its rights and remedies as more particularly set forth in Section 9.01 above, and PSLA’s performance of its obligations under this Agreement, each of the Core Parties hereby agrees that in the event any of the Core Parties shall: (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code; (ii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors that is not dismissed within ninety (90) days of its filing; (iii) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; or (iv) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, subject to court approval, PSLA shall thereupon be entitled, and each of the Core Parties irrevocably consents, to relief from any automatic stay imposed by Section 362 of Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to PSLA as provided in the Loan Documents, this Agreement or as otherwise provided by law, and each of the Core Parties hereby irrevocably waives any right to object to such relief. The foregoing waivers by the Core Parties shall not apply and shall be of no force or effect in the event that this Agreement is terminated due to an uncured Event of Default on the part of PSLA hereunder.
As additional consideration for PSLA entering into and performing its obligations under this Agreement, the Core Parties and each of them agree that in the event a bankruptcy petition under any Chapter of

Bankruptcy Code is filed by or against any of the Core Parties at any time after the execution of this Agreement, PSLA shall be entitled to the immediate entry of an order from Bankruptcy court granting PSLA complete relief from the automatic stay imposed by §362 of Bankruptcy Code (11 U.S.C. §362) to exercise its foreclosure and other rights and remedies with respect to the Loan, upon the filing with Bankruptcy court of a motion for relief from the automatic stay with a copy of this Agreement attached thereto. The Core Parties and each of them specifically agree that: (a) upon filing a motion for relief from the automatic stay, PSLA shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of PSLA to establish or prove the value of the property or collateral, the lack of adequate protection of its interest in the Loan, or the lack of equity in the Loan; (b) the lifting of the automatic stay hereunder by Bankruptcy court shall be deemed to be “for cause” pursuant to §362(d)(1) of Bankruptcy Code (11 U.S.C. §362(d)(1)); (c) the Mortgagors and Guarantor and each of them will not directly or indirectly oppose or otherwise defend against PSLA’s efforts to gain relief from the automatic stay; and (d) PSLA shall be entitled to recover from the Core Parties and each of them, all of PSLA’s reasonable attorneys’ fees, costs and expenses incurred in connection with any bankruptcy or insolvency proceeding of any of them. The remedies prescribed in this paragraph ape not exclusive and shall not limit PSLA’s rights under the Loan Documents, this Agreement or by law. The foregoing waivers by the Core Parties shall not apply and shall be of no force or effect in the event that this Agreement is terminated due to an uncured Event of Default on the part of PSLA hereunder.
     Section 10.03 Priority Claim to the Extent PSLA’s Security Decreased. All rents and income are Cash Collateral, and to the extent they are used and consumed after filing or entry of any Cash Collateral Order, Mortgagors and the Core Subsidiaries specifically agree that they are collateral for a secured claim under Section 506 of Bankruptcy Code in the amount so used. To the extent the collateral securing PSLA’s claim in bankruptcy proceeding is thereafter deemed or proves to be insufficient to pay PSLA’s claim in full, PSLA’s secured claim shall be deemed to have been inadequately protected by the provisions of the Cash Collateral Order, and it shall therefore have an administrative expense claim in the proceeding in an amount equal to the diminution in the value of its collateral, with super priority over any and all administrative expenses of the kind specified in 11 U.S.C. §§ 503(b) and 507(b), which super priority shall be equal to the priority provided under the provisions of Section 364(c)(1) of Bankruptcy Code over all other costs and administrative expenses incurred in the case of the kind specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b) or 726 of Bankruptcy Code and shall at all times be senior to the rights of Mortgagors and the Core Subsidiaries or any successor trustee in the resulting bankruptcy proceeding or any subsequent proceeding under Bankruptcy Code, except that such administrative expense claim shall be subordinate to professional fees and reimbursement of expenses that may be awarded to professionals retained by Mortgagors and the Core Subsidiaries pursuant to Sections 330 and/or 331 of Bankruptcy Code and fees of the United States Trustee.
     Section 10.04 Bankruptcy Proceedings. The Core Parties agree to the following, to the fullest extent allowed by law and with the full intention that such stipulations and agreements shall survive the filing of any bankruptcy proceeding, that, in the event (i) that any of the Core Parties files for protection under the Bankruptcy Code (it being understood that this Agreement is not intended to preclude such filing), or (ii) if any involuntary petition in bankruptcy is filed against any of the Core Parties, and is not dismissed within ninety (90) days after filing, at any time from or after the date hereof:

     (a) Consideration for Forbearance. PSLA gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgments and warranties of Core FL and Horizons 5 and subsidiaries of Core FL contained herein and PSLA would not have entered into this Agreement but for such promises, representations, acknowledgments and warranties, all of which have been freely bargained for and accepted by PSLA in good faith; and
     (b) Revival. If prior to expiration of the termination date in the Core Release, or if the Core Release terminates, the payment of any money or the transfer of any property to PSLA by or behalf of any of the Core Parties subsequently should be alleged to be voidable, invalid or fraudulent, whether as a preference, a fraudulent conveyance or otherwise, under Bankruptcy Code or any other federal or state law relating to creditors’ or debtors’ rights (any such payment or transfer a “Voidable Transfer”), and if PSLA either shall be required to repay or restore any such Voidable Transfer or upon the advice of counsel shall elect to do so, then: (a) the liability of the Core Parties for such Voidable Transfer automatically shall be revived, reinstated and restored as though such Voidable Transfer had never been made and PSLA shall have an allowed claim against the Core Parties’ bankruptcy estate for the amount of the Voidable Transfer; and (b) the Core Parties, jointly and severally, shall be liable to PSLA for all costs, expenses and reasonable attorneys’ and paralegals’ fees and expenses incurred by PSLA in connection with such Voidable Transfer and any proceedings or discussions relating thereto.
ARTICLE XI
Miscellaneous Provisions
     Section 11.01 Limitation of Liability. Notwithstanding anything to the contrary set forth herein and/or any other instrument executed incidental hereto, any obligations or liabilities of PSLA, and its affiliates pursuant to this Agreement and the documents executed incidental thereto, shall be limited strictly to their interest in the Loans and collateral securing the same, it being expressly agreed and understood that: (a) all other assets of PSLA, and other PSLA Related Parties(including IWA) are released from any obligations or liabilities of PSLA, and other PSLA Related Parties relating to the Loans, the collateral securing the same and/or pursuant to this Agreement; and (b) no judgment entered against PSLA, and/or other PSLA Related Parties shall be enforceable against and/or collectible from any assets of PSLA, and/or other PSLA Related Parties other than their interest in the Loans and collateral securing the same.
     Section 11.02 Assignment of Claims. Provided that this Agreement is not terminated due to an uncured Event of Default on the part of PSLA hereunder, the Core Parties shall not assert any claim and/or file any cause of action of any nature whatsoever against PSLA or any of the PSLA Related Parties (except for any breach by PSLA of its obligations hereunder) during the terms of this Agreement and/or for a period of twenty (20) years thereafter, and hereby irrevocably and unconditionally assign and transfer to PSLA, and its successors and assigns, any and all such claims and/or causes of action against any of the PSLA Related Parties (except for any breach by PSLA or any entity described in Section 11.03 of their obligations hereunder or in any document executed incidental thereto), regardless of whether now existing or hereafter arising.

     Section 11.03 Special Purpose Entities. One or more special purpose entities affiliated with PSLA (including but not limited to PSL Acquisitions Operating, LLC and THH Acquisitions, LLC) may take title to foreclosed real estate, pledged subsidiary membership interests, other collateral acquired pursuant to enforcement proceedings and/or other rights pursuant to this Agreement and the Loan Documents.
     Section 11.04 Notices. Any notice or other communication required or permitted hereby shall be in writing and such notice shall be deemed given upon delivery thereof in person, or upon deposit with a nationally recognized overnight delivery service.

If to any Core Parties:	Core Communities, LLC 10 Glen Lake Parkway, Suite 130 Atlanta, Georgia 30328 Attention: Troy Taylor, Chief Restructuring Officer

With a copy to:	Berger Singerman 200 South Biscayne Boulevard Suite 1000 Miami, Florida 33131 Attention: Jordi Guso, Esq.

If to PSLA:	PSL Acquisitions, LLC C/O AEGON USA Realty Advisors, LLC 4333 Edgewood Road, NE Cedar Rapids, Iowa 52499 Attention: David C. Feltman

With a copy to:	Holland & Knight LLP 200 So. Orange Avenue Suite 2600 Orlando, Florida 32801 Attention: Stephen W. Snively, Esq.

- and -

Holland & Knight LLP 100 North Tampa Street Suite 4100 Tampa, FL 33602 Attention: W. Keith Fendrick, Esq.

If to BFC/Woodbridge	B-DJ Holdings, LLC c/o BFC Financial Corporation 2100 West Cypress Creek Road Ft. Lauderdale, Florida 33309 Attention: Seth Wise

With a copy to:	Stearns Weaver Miller et. al. 150 West Flagler Street, Suite 2200 Miami, Florida 33130-1536 Attention: Drew M. Dillworth, Esq.
Any party hereto may change its address or designate different or other persons or entities who receive copies by notifying the other party in the manner described in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.
     Section 11.05 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior understandings or agreements, written or oral, between the parties.
     Section 11.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, devisees, personal representatives, successors and assigns.
     Section 11.07 Waiver; Cumulative Remedies. No failure or delay on the part of any party in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.
     Section 11.08 Waiver and Modification. Failure by any party to insist upon or enforce any of its rights shall not constitute a waiver thereof. Either party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement. No oral modification hereof shall be binding upon the parties, and any modification shall be in writing and signed by the parties.
     Section 11.09 Time of Essence. TIME IS OF THE ESSENCE WITH RESPECT TO THE OBLIGATIONS TO BE PERFORMED UNDER THIS AGREEMENT.
     Section 11.10 Construction. This Agreement shall not be construed more strictly against one party merely by virtue of the fact that the same has been prepared by one part or its counsel, it being recognized that all parties have contributed substantially and materially to the preparation of this Agreement, and each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Agreement.
     Section 11.11 Further Assurances. Each of the parties agree, upon the reasonable request of the other, at their expense, to promptly execute and deliver to the other, or cause to be executed and delivered the other, any document that is necessary to correct any inadvertent omissions in the Loan Documents or to carry out the intent of this Agreement.

     Section 11.12 Advice Of Counsel. Each of the parties has had the advice of independent counsel of its own choosing in negotiations for and the preparation of this Agreement, has investigated fully their alternatives to the execution and performance of this Agreement, has had ample time to read this Agreement in full and final form, and has had this Agreement fully explained to its or his satisfaction.
     Section 11.13 Counterparts: Delivery. This Agreement may be executed in counterparts by the parties. It is not necessary that the signatures of the parties appear on the same counterpart or counterparts. All counterparts shall collectively constitute a single agreement. Executed counterparts of this Agreement may be delivered by electronic mail or facsimile transmission.
     Section 11.14 No Defenses of Offsets. As of the date of this Agreement, the Loans are due and payable in full and each of the Core Parties acknowledges that it has no defense, offset, or counterclaim to any of its obligations under the Loan Documents. To the extent that any such defenses, claims, or offsets exist as of the date hereof, they are waived and released by all of the Core Parties in consideration of PSLA’s execution of this Agreement.
     Section 11.15 Governing Law, Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of Florida, without regard to its conflict of laws principles. Each party hereby submits to personal jurisdiction in the State of Florida for the enforcement of its obligations hereunder, and waive any personal rights under the law of any other state to object to jurisdiction in the State of Florida.
     Section 11.16 No Additional Debt. Each of the Core Parties agrees that it will not cause or permit to be incurred any indebtedness secured by a lien on any of the mortgaged and/or pledged assets after the date hereof other than in favor of PSLA, or as otherwise permitted by this Agreement.
     Section 11.17 Entire Agreement. Each of PSLA and the Core Parties acknowledges that there are no other agreements or representations, either oral or written, express or implied, not embodied in this Agreement and the Loan Documents, which, together, represent a complete integration of all prior and contemporaneous agreements and understandings of the Core Parties and PSLA.
     Section 11.18 Consent to Agreement. The Core Parties and PSLA acknowledge that they have thoroughly read and reviewed the terms and provisions of this Agreement and are familiar with same, that the terms and provisions contained herein are clearly understood by them and have been fully and unconditionally consented to by them, and that each of the Core Parties and PSLA have had full benefit and advice of counsel of their own selection, or the opportunity to obtain the benefit and advice of counsel of their own selection, in regard to understanding the terms, meaning and effect of this Agreement and that this Agreement has been entered into by each of the Core Parties and PSLA freely, voluntarily, with full knowledge, and without duress, and that in executing this Agreement, the Core Parties and PSLA are relying on no other representations either written or oral, express or implied, made by any other party hereto, and that the consideration received by the Core Parties and PSLA hereunder has been actual and adequate.
     Section 11.19 PSLA Not Liable For Expenses. Except as to funding of expenses pursuant to the Budget as set forth in Section 5.01(d) above and for PSLA’s obligations under Section 4.03 and Section

5.02, nothing in this Agreement shall be intended or construed to hold PSLA liable or responsible for any expenses, disbursement, liability or obligation of any kind or nature whatsoever, including but not limited to, wages, salaries, payroll taxes, deposits, withholding, benefits or other amounts payable to or on behalf of Core FL, Horizons 5 and/or the Core Subsidiaries, whether or not there is sufficient money in the operating bank account to pay such expenses or costs and whether any present or future creditor attempts to assert a claim against PSLA or any land mortgaged pursuant to the Loan Documents and/or this Agreement, including but not limited to any attempt in any bankruptcy proceeding to assert a claim under the Bankruptcy Code.
     Section 11.20 Successors and Assigns. This Agreement is made for the sole protection of the parties to this Agreement (to the extent expressly set forth herein), and their respective successors and assigns. Notwithstanding anything set forth herein to the contrary, neither this Agreement nor any rights thereunder may be assigned or transferred by any of the Core Parties without the prior written consent of PSLA, which may be granted, conditioned and/or withheld in the exercise of its sole discretion. Time shall be of the strictest essence in the performance of each and every one of the parties obligations hereunder. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in effect without impairment.
     Section 11.21 No Waiver. The execution, delivery and performance of this Agreement by PSLA and the acceptance by PSLA of the performance of the Core Parties hereunder: (a) shall not, except as otherwise provided in this Agreement, constitute a waiver or release by the PSLA of any default that may now or hereafter exist under the Loan Documents; (b) shall not constitute a novation of the Loan Documents as it is the intent of the parties to modify the Loan Documents as expressly set out herein; and (c) except as expressly provided in this Agreement, shall be without prejudice to, and is not a waiver or release of, the PSLA’s rights at any time in the future to exercise any and all rights conferred upon PSLA by the Loan Documents or otherwise at law or in equity, including but not limited to the right to accelerate the total amount due under any notes entered into pursuant to the Loan Documents and/or this Agreement, the appointment of a receiver, the demand for the assignment of rents, and the institution of legal proceedings against the property and/or to institute proceedings against any of the Core Parties and/or exercise any right against any other person or entity not a party to this Agreement.
     Section 11.22 Performance of Loan Obligations. During the term of this Agreement, Core FL, Horizons 5 and/or Core SC agree to perform all obligations required by the Loan Documents but no new event of default, or event that, with the passage of time or the giving of notice, or both, shall constitute an event of default under the Loan Documents.
     Section 11.23 Partial Payments. If Core FL, Horizons 5 and/or Core SC make future partial payments under the Loan Documents, such payments will be applied in such order of application as PSLA deems appropriate to reduce the amounts outstanding under the Loan Documents, but PSLA’s acceptance of such payments and their application shall not cure the defaults under the Loan Documents, shall not affect PSLA’s exercise of its remedies, shall not in any way constitute an agreement or commitment to modify, renew or extend the terms of the Loan Documents, and shall not constitute a waiver of any kind by PSLA.

     Section 11.24 Reservations of Rights. Subject to the terms of this Agreement, PSLA’s willingness to work with Core FL, Horizons 5 and/or Core SC in the manner set forth herein shall not, except as expressly set forth in this Agreement and/or any document executed by PSLA pursuant thereto, in any manner prejudice the right of PSLA at any time and for any reason to avail itself of all remedies available under the Loan Documents, Florida law and/or South Carolina law, as applicable. Subject to the terms of this Agreement, PSLA thus reserves the right to enforce the accelerated Loans, foreclose the Mortgages and take any further actions to protect its interest upon occurrence of an Event of Default hereunder.
     Section 11.25 Limitation on Interest. No provision of this Agreement, the Loan Documents, or any instrument evidencing or securing the same, or otherwise relating to the indebtedness evidenced thereby, shall require the payment or permit the collection, application or receipt of interest in excess of the maximum rate permitted by applicable state or federal law. If any excessive interest in such respect is herein, or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this paragraph shall govern, and that neither Core FL, Horizons 5 and/or Core SC nor their respective heirs, personal representatives, successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the amount permitted by applicable law. It is expressly stipulated and agreed to be the intent of Core FL, Horizons 5 and/or Core SC and the PSLA at all times to comply with the usury and other laws relating to the Loan Documents, and any subsequent revisions, repeals or judicial interpretations thereof, to the extent applicable to the Loan Documents. In the event the PSLA ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Loans, and, if upon such application the principal balance of the Loans is paid in full, any remaining excess shall be paid forthwith to Core FL, Horizons 5 and/or Core SC and the provisions of the Loans and the Loan Documents and any demand or other charging document shall immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as otherwise to permit the recovery of the fullest amount called for thereunder. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest allowed to be charged by applicable law, the Core FL, Horizons 5 and/or Core SC and the PSLA shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of the Loans so that the amount or rate of interest charged for any and all periods of time during the term of the Loans is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in the Loan Documents to “applicable law” for purposes of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.
     Section 11.26 Confidentiality. Each of the parties hereto shall hold in strict confidence, and they shall not disclose, directly or indirectly by any means, to any other person (nor allow any of its other affiliated entities, employees, agents and/or other representatives to disclose) without the prior written consent of the other parties: (a) the existence of this Agreement or the draft term sheet which was negotiated by the parties prior hereto; and/or (b) any term or condition or other provision of this Agreement or the draft term sheet which was negotiated by the parties prior hereto, except as provided below. The parties may disclose the existence of this Agreement and such portions thereof as may be reasonable necessary: (i) on a need-to-know and confidential basis to its employees, agents, consultants, and members of professional firms serving it, such terms of this Agreement as are necessary, provided that the disclosing party informs such party of the confidential nature of such information and the requirements of this Section and such party agrees (which agreement may be oral) to comply with the requirements of this Section; (ii) to their attorneys for purposes of enforcement; (iii) to the limited extent necessary if required or reasonably necessary in connection with any Legal Proceeding; or (iv) to the limited extent necessary pursuant to any applicable laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any court of competent jurisdiction, arbitration or Governmental Authority in any relevant jurisdiction. For purposes hereof, the following terms shall have the following meanings: (i) “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, including, without limitation, the Securities and Exchange Commission; and (ii) “Legal Proceeding” means any action, suit, audit, investigation or proceeding of any nature, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority, including, without limitation, to comply with a party’s or its affiliate’s disclosure obligations under Federal or State securities laws and regulations and/or any regulations of any applicable stock exchanges. In the event that there is a material breach of the foregoing provisions, such shall constitute an Event of Default hereunder on the part of the breaching party. In the event of any violation of the forgoing, the non-breaching party may enforce its rights hereunder pursuant to actions for injunctive relief, specific performance, money damages and such other remedies as may be available at law or in equity. The provisions of this Section shall for a period of five (5) years from the effective date of this Agreement.
     Section 11.27 Representations and Warranties of PSLA. PSLA makes the following representations and warranties to each of the Core Parties and their respective successors and assigns, all of which are complete and correct to the best of the actual knowledge of David C. Feltman who has made, to the extent necessary, reasonable and appropriate inquiry of others.
     (a) PSLA. PSLA is an Iowa limited liability company duly formed and existing in good standing under the laws of Iowa, and: (i) the individual who executed this Agreement on behalf of PSLA was duly authorized to execute this Agreement; and (ii) each individual who executes any other document on behalf of PSLA pursuant to this Agreement shall be duly authorized to execute each other documents to be executed by the same pursuant to the terms of this Agreement.
     (b) Agreements and Laws. This Agreement and each of the documents executed in connection with this Agreement are legally binding and enforceable against PSLA in accordance with its terms. The entering into this Agreement, the execution and delivery of documents thereto, and the performance of the respective obligations of PSLA under this Agreement and all other documents executed and delivered incidental thereto shall not violate any agreements, documents or instruments to which any of them is a party or by which any of them is bound, or any law, governmental regulation, order or decree to which any of them is subject.

     (c) Ownership of All Loan Claims. Each of the Recitals is true and correct and is hereby incorporated into this Agreement for all purposes. PSLA and THH are the sole owners and holders of any and all claims, causes of actions (whether choate or inchoate) and rights of the “lender” or “holder” of each of the Loans against any borrower, guarantor, mortgagor, pledgor, or any of their respective beneficial owners, directors, officers, members, employees, agents or any other person or legal entity with respect to each of the Loans or with respect to the collateral for the Loans (collectively, the “Loan Claims”). No prior owner or holder of any of the Loans has assigned, mortgaged, pledged, encumbered or otherwise transferred all or any portion of such Loan Claims to any person or legal entity (other than to PSLA). PSLA has not assigned, mortgaged, pledged, encumbered or otherwise transferred all or any portion of such Loan Claims to any person or legal entity. The representation and warranties of all the signatories to this Agreement shall survive the execution and delivery of this Agreement and the other documents contemplated by this Agreement.
     Section 11.28 BFC Provisions. BFC and Woodbridge have consented to and agrees to be bound by such parties obligations contained in: (a) the following provisions set forth in this Agreement (to the extent set forth therein) Sections 4.01(a), 5.01(c), 5.03, 8.19, 9.02(e), 11.01 through 11, inclusive, 11.26, 11.28 and 11.30 and (b) any documents executed by BFC pursuant to this Agreement.
     Section 11.29 Survival. The terms and provisions of this Agreement shall survive execution thereof and delivery of the documents required thereby and be enforceably by the parties hereto in the future in accordance with its terms.
     Section 11.30 Waiver of Jury Trial. THE PARTIES BY ACCEPTANCE HEREOF HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE AGREEMENT, THE LOANS, THE LOAN DOCUMENTS, AND ANY DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREUNDER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PSLA TO ENTER INTO THIS AGREEMENT.

SIGNATURE PAGE FOR CORE
The undersigned hereby join in the execution of that certain AGREEMENT between CORE COMMUNITIES, LLC a Florida limited liability company, HORIZONS ACQUISITION 5, LLC, a Florida limited liability company, CORE COMMUNITIES OF SOUTH CAROLINA, LLC a South Carolina limited liability company, and PSL ACQUISITIONS, LLC, an Iowa limited liability company, to which this Signature Page is attached, and agree to be bound by all the terms and provisions thereof, and any future amendments thereto.

CORE COMMUNITIES, LLC,	CORE COMMUNITIES OF SOUTH
a Florida limited liability company	CAROLINA

By:	By:
Troy T. Taylor	Troy T. Taylor
Chief Restructuring Officer	Chief Restructuring Officer

HORIZONS ACQUISITION 5, LLC a Florida limited liability company
By:
Troy T. Taylor
Chief Restructuring Officer

SIGNATURE PAGE FOR PSL ACQUISITIONS, LLC
The undersigned hereby joins in the execution of that certain AGREEMENT between CORE COMMUNITIES, LLC a Florida limited liability company, HORIZONS ACQUISITION 5, LLC, a Florida limited liability company, CORE COMMUNITIES OF SOUTH CAROLINA, LLC, a South Carolina limited liability company, and PSL ACQUISITIONS, LLC, an Iowa limited liability company, to which this Signature Page is attached, and agree to be bound by all the terms and provisions thereof, and any future amendments thereto.

PSL ACQUISITIONS, LLC an Iowa limited liability company
By:
David C. Feltman
Vice President

CONSENT OF BFC
BFC Financial Corporation, a Florida corporation, joins in the execution of this Agreement, to: (a) consent to the terms of this Agreement and the transactions contemplated herein; and (b) agree to be bound by the provisions set forth in Section 11.28 of this Agreement to the extent they require any act or forbearance on its part.

BFC FINANCIAL CORPORATION a Florida Corporation
By:
Seth M. Wise
EVP

CONSENT OF WOODBRIDGE
Woodbridge Holdings, LLC, a Florida limited liability company, joins in the execution of this Agreement, to: (a) consent to the terms of this Agreement and the transactions contemplated herein; and (b) agree to be bound by the provisions set forth in Section 11.28 of this Agreement to the extent they require any act or forbearance on its part.

WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company,
By:	BFC-Financial Corporation
a Florida corporation its sole member

By:
Seth M. Wise
EVP

General Release and Discharge of Indebtedness
(Subsidiaries to Core Communities, LLC)
     For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned legal entities, its successors and assigns, together with the individuals and entities listed on Exhibit A attached hereto (hereinafter collectively referred to as “Releasor”), hereby executes this GENERAL RELEASE AND DISCHARGE OF INDEBTEDNESS (“Release”), effective the 1 day of November, 2010.
     Releasor hereby releases and forever, unconditionally and absolutely, discharges Core Communities, LLC, a Florida limited liability company, Woodbridge Holdings, LLC, a Florida limited liability company, BFC Financial Corporation, a Florida corporation, and their respective beneficial owners, member, officers, employees, agents and their respective successors and assigns and each of the other entities listed on Exhibit B attached hereto (hereinafter collectively, referred to as “Releasee”), from any and all causes of actions, claims, damages, indebtedness, indemnities, obligations, expenses, rights of set-off, affirmative defenses, counterclaims and/or liabilities of any nature whatsoever, known and/or unknown, choate or inchoate, whether based on any act, omission and/or other matter, occurring in the past from the beginning of the world and/or in the future and whether based upon any legal theory whatsoever (including, without limitation, at law, in equity, by statute, by contract, in tort or otherwise).
     This Release is binding and complete agreement between Releasor and Releasee, and their successors and assigns. In the event that any of the Releasees institutes legal proceedings to enforce this Release, or asserts this Release as a defense to enforcement of any legal action against it, and prevails therein, it shall be entitled to recover reasonable attorneys fees, paralegal fees and costs (regardless of whether any of the foregoing are incurred in preparation for trial, at trial, on appeal and/or in bankruptcy) from the Releasors.
SIGNATURE PAGE TO FOLLOW

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     In witness whereof, Releasor has caused this General Release and Discharge of Indebtedness be executed effective the date first set forth above.

RELEASOR:

CORE COMMERCIAL GROUP, LLC, HORIZONS ACQUISITION 5, LLC, HORIZONS ST. LUCIE DEVELOPMENT, LLC, ST. LUCIE FARMS, LLC, ST. LUCIE WEST DEVELOPMENT COMPANY, LLC, TRADITION DEVELOPMENT COMPANY, LLC, TRADITION IRRIGATION COMPANY, LLC, TRADITION VILLAGE CENTER, LLC, all of the foregoing being Florida limited liability companies, and CORE DEVELOPMENT COMPANY, LLC, a Mississippi limited liability company

By: Core Communities, LLC, a Florida limited liability company, as the sole managing member of, and on behalf of, each of the foregoing limited liability companies

By:
Troy T. Taylor, Chief Restructuring Officer

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Exhibit A
Any director, officer, employee, agent, contractor, consultant, attorney (in-house and/or outside counsel), broker, advisor, professional, appraiser and/or representative of each of the subsidiaries of Core Communities, LLC, a Florida limited liability company, and their respective successors and assigns.

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Exhibit B
Any person and/or entity which, directly and/or indirectly through other entities, owns or controls, is owned or controlled by and/or is under common ownership and/or control with any entity comprising Releasee (“Released Entity”); and
Any shareholder, member, manager, beneficiary, director, officer, employee, agent, contractor, consultant, attorney (in-house and/or outside counsel), broker, advisor, professional, appraiser and/or representative of Core Communities, LLC, a Florida limited liability company, Woodbridge Holdings, LLC, a Florida limited liability company, BFC Financial Corporation, a Florida corporation and/or any of the Related Entities, all as defined above, and their respective successors and assigns.

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Initial General Release of PSLA/THH Group
(Core Parties)
     This General Release of PSLA/THH Group (“General Release”) is executed and delivered effective November 8, 2010 by each of CORE COMMUNITIES, LLC, a Florida limited liability company, HORIZONS 5 ACQUISITIONS LLC, a Florida limited liability company, and CORE COMMUNITIES OF SOUTH CAROLINA, LLC, a South Carolina limited liability company, on behalf of itself and each of the individuals and entities listed on Exhibit A attached hereto (hereinafter referred to individually and collectively as the “Releasors” or “Core Parties”) to and for the benefit of PSL ACQUISITIONS, LLC, an Iowa limited liability company, doing business as PSL Acquisitions I, LLC in Florida, PSL ACQUISITIONS OPERATING, LLC, an Iowa limited liability company, THH ACQUISITIONS, LLC, an Iowa limited liability company, INVESTORS WARRANTY OF AMERICA, INC., an Iowa corporation, TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation, MONUMENTAL LIFE INSURANCE COMPANY, a Maryland corporation, and each of the individuals and entities listed on Exhibit B attached hereto and their respective successors and assigns (hereinafter referred to both individually and collectively as “Releasees” or “PSL/THH Group ”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Releasors hereby covenant and agree with the PSL/THH Group as follows:
     1 Subject to the provisions set forth below, Releasors hereby irrevocably and unconditionally release and discharge the Releasees forever from any and all causes of actions, claims, damages, indebtedness, indemnities, obligations, expenses (but excluding from this General Release any rights of set off, affirmative defenses, counterclaims) and/or liabilities of any nature whatsoever, known and/or unknown, choate or inchoate, whether based on any act, omission and/or other matter, occurring in the past from the beginning of the world through the date of this General Release and whether based upon any legal theory whatsoever (including, without limitation, at law, in equity, by statute, by contract, in tort or otherwise); including, without limitation, (a) any dispute regarding the amounts owed to any of Releasors by any member of the PSL/THH Group; (b) the negotiations, dealings, relationship, acts and/or errors of the PSL/THH Group occurring prior to execution of the Agreement (hereinafter defined); (c) the use of any of the loan proceeds provided under any of the Loans (as defined in the Agreement) by any member of the PSL/THH Group; (d) the collection, application and/or use of revenue, funds or property by any member of the PSL/THH Group; (e) advice, recommendations and/or requirements relating to business decisions of any member of the PSL/THH Group; (f) any condition or fact relating to any of the collateral securing any of the Loans (as defined in the Agreement), or the business or financial conditions of any member of the PSL/THH Group in connection therewith; (g) any and all of that class of claims commonly referred to as “lender liability claims” including but not by way of limitation which may be asserted by a lender against a borrower and its affiliates, including but not by way of limitation, any assertion of lack of good faith, misleading conduct, fraud, over-reaching, conversion, improper dividends, transactions with affiliates, preferential treatment to affiliates, unconscionability, unfair business practices and/or breach of contract; and (h) any other matter, circumstance or thing arising out of and/or related to the Loans (collectively, the “Released Matters”).
     2. Notwithstanding anything set forth herein to the contrary, this General Release and the Released Matters exclude and do not apply to the rights of any of the Core Parties Group to: (a) enforce

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that certain Agreement dated November 8, 2010, by and between PSLA and Core Communities, LLC, certain other parties (the “Agreement”) and/or any other documents executed incidental thereto, including but without limitation the Participation Agreement (as defined in the Agreement); (b) assert as a defense, affirmative defense, counterclaim, right of setoff or cross-claim in any suit, action, proceeding, referral or litigations matters which otherwise might be included as Released Matters; and/or (c) bring a claim for fraud with respect to any acts, statements, representations, or omissions made by the PSL/THH Group to Releasors which Releasors justifiably relied upon in executing the Agreement, the Participating Agreement, and/or any other documents executed incidental thereto.
     3. Each Releasor, respectively, further covenants and agrees not to commence or maintain any claim, (but excluding from this General Release any rights of set off, affirmative defenses, counterclaims) suit, action, proceeding, referral or litigation in respect of any Released Matter. Each Releasor acknowledges and agrees that each member of the PSL/THH Group would suffer irreparable harm in the event any Releasor breaches its waivers, releases or agreements contained herein, and that monetary damages alone would be inadequate to remedy such breach; and accordingly that the covenants not to sue contained herein shall be specifically enforceable by each member of the PSL/THH Group by injunction or other equitable remedy against the breaching Releasor, without waiving any claim for damages caused by any such breach.
     4. Each Releasor, jointly and severally with the other Releasors, represents and warrants with respect to each and every claim or other matter included in the Released Matters as provided herein, that he, she, it or they has or have not sold, assigned, pledged or otherwise voluntarily or involuntarily disposed of or transferred any claim or any interest in or right to any claim or other Released Matter, and that each and every claim and other Released Matter is fully and finally liquidated, discharged, settled, waived, released and satisfied. Each Releasor represents and warrants that all affiliates of any Releasor that have claims or possible claims in connection with the subject matter hereof, have joined in this General Release, and the Releasors’ execution and delivery of this General Release is on behalf of and is binding upon all such affiliates, and their respective heirs, personal representatives, successors and assigns.
     5. In the event that any of the PSL/THH Group institutes legal proceedings to enforce this Release, or asserts this Release as a defense to enforcement of any legal action by the Releasors against any member of the PSL/THH Group, and prevails therein, it shall be entitled to recover reasonable attorneys fees, paralegal fees and costs (regardless of whether any of the foregoing are incurred in preparation for trial, at trial, on appeal and/or in bankruptcy) from the Releasors.
     6. This General Release (i) evidences the complete agreement of the parties with respect to the subject matter hereof, (ii) may not be modified orally, but only by a writing signed by the party to be charged and (iii) may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     7. This General Release shall be governed by and construed in accordance with the substantive laws of the State of Florida.

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     8. The releases, waivers, discharges and covenants set forth or provided for herein are, and are deemed for all purposes to be, earned and supported by present, good and valuable consideration by, to, and for the benefit of all Parties, and final, irrevocable and complete without further condition precedent or subsequent, except as expressly set forth herein. The Releasors acknowledge that they have given this General Release after consultation with and upon advice of counsel of their choice and that this General Release will bar legal actions against the Released Parties on account of claims released and on account of all Released Matters.
     9. Each party acknowledges and stipulates that the compromise and settlement which form the basis of this General Release have been arrived at after thorough bargaining and negotiation, and represent a final, mutually agreeable compromise of matters provided herein. Each party further acknowledges that, after the date hereof, he or it may hereafter discover facts in addition to or different from those which he or it now knows or believes to be true with respect to matters encompassed by this General Release, but that it is the intention of each party to be fully, finally and forever settle the Released Matters notwithstanding the discovery or existence of any such additional or different facts which constitute the Released Matters.
     Executed and agreed as of the date set forth above.

CORE COMMUNITIES, LLC, a Florida limited liability company			HORIZONS 5 ACQUISITIONS LLC, a Florida limited liability company

By:		By:

	Troy A. Taylor		Troy A. Taylor
	Chief Restructuring Officer		Chief Restructuring Officer

CORE COMMUNITIES OF SOUTH CAROLINA, LLC, a South Carolina limited liability company

By:

Troy A. Taylor
Chief Restructuring Officer

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Exhibit A
Any parent, beneficial owner, shareholder, director, officer, employee, agent, contractor, consultant, attorney (in-house and/or outside counsel), broker, advisor, professional, appraiser and/or representative of each of the past, current or future subsidiaries of each Releasor and their respective successors and assigns.
* * * * * * *

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Exhibit B
Any person and/or entity which, directly and/or indirectly through other entities, owns or controls, is owned or controlled by and/or is under common ownership and/or control with any entity comprising any member of the PSL/THH Group (“Released Entity”); and
Any shareholder, member, manager, beneficiary, director, officer, employee, agent, contractor, consultant, attorney (in-house and/or outside counsel), broker, advisor, professional, appraiser and/or representative of the PSL/THH Group and/or any of the Released Entities, all as defined above, and their respective successors and assigns.
* * * * * * *

5

Initial General Release of PSLA/THH Group
(Woodbridge/BFC)
     This General Release of PSLA/THH Group (“General Release”) is executed and delivered effective November 8, 2010 by each of WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company, and BFC FINANCIAL CORPORATION, a Florida corporation, on behalf of itself and each of the individuals and entities listed on Exhibit A attached hereto (hereinafter referred to individually and collectively as the “Releasors” or “BFC Parties”) to and for the benefit of PSL ACQUISITIONS, LLC, an Iowa limited liability company, doing business as PSL Acquisitions I, LLC in Florida, PSL ACQUISITIONS OPERATING, LLC, an Iowa limited liability company, THH ACQUISITIONS, LLC, an Iowa limited liability company, INVESTORS WARRANTY OF AMERICA, INC., an Iowa corporation, TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation, MONUMENTAL LIFE INSURANCE COMPANY, a Maryland corporation, and each of the individuals and entities listed on Exhibit B attached hereto and their respective successors and assigns (hereinafter referred to both individually and collectively as “Releasees” or “PSL/THH Group ”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Releasors hereby covenant and agree with the PSL/THH Group as follows:
     1. Subject to the provisions set forth below, Releasors hereby irrevocably and unconditionally release and discharge the Releasees forever from any and all causes of actions, claims, damages, indebtedness, indemnities, obligations, expenses (but excluding from this General Release any rights of set off, affirmative defenses, counterclaims) and/or liabilities of any nature whatsoever, known and/or unknown, choate or inchoate, whether based on any act, omission and/or other matter, occurring in the past from the beginning of the world through the date of this General Release and whether based upon any legal theory whatsoever (including, without limitation, at law, in equity, by statute, by contract, in tort or otherwise); including, without limitation, (a) any dispute regarding the amounts owed to any of Releasors by any member of the PSL/THH Group; (b) the negotiations, dealings, relationship, acts and/or errors of the PSL/THH Group occurring prior to execution of the Agreement (hereinafter defined); (c) the use of any of the loan proceeds under any of the Loans (as defined in the Agreement) by any member of the PSL/THH Group; (d) the collection, application and/or use of revenue, funds or property by any member of the PSL/THH Group; (e) advice, recommendations and/or requirements relating to business decisions of any member of the PSL/THH Group; (f) any condition or fact relating to any of the collateral securing any of the Loans (as defined in the Agreement), or the business or financial conditions of any member of the PSL/THH Group in connection therewith; (g) any and all of that class of claims commonly referred to as “lender liability claims” including but not by way of limitation which may be asserted by a lender against a borrower and its affiliates, including but not by way of limitation, any assertion of lack of good faith, misleading conduct, fraud, over-reaching, conversion, improper dividends, transactions with affiliates, preferential treatment to affiliates, unconscionability, unfair business practices and/or breach of contract; and (h) any other matter, circumstance or thing arising out of and/or related to the Loans (collectively, the “Released Matters”).
     2. Notwithstanding anything set forth herein to the contrary, this General Release and the Released Matters exclude and do not apply to the rights of any of the BFC Parties to: (a) enforce that

1

certain Agreement dated November 8, 2010, by and between PSLA and Core Communities, LLC, certain other parties (the “Agreement”) and/or any other documents executed incidental thereto, including but without limitation the Participation Agreement (as defined in the Agreement); (b) assert as a defense, affirmative defense, counterclaim, right of setoff or cross-claim in any suit, action, proceeding, referral or litigations matters which otherwise might be included as Released Matters; and/or (d) bring a claim for fraud with respect to any acts, statements, representations, or omissions made by the PSL/THH Group to Releasors which Releasors justifiably relied upon in executing the Agreement, the Participating Agreement, and/or any other documents executed incidental thereto.
     3. Each Releasor, respectively, further covenants and agrees not to commence or maintain any claim, (but excluding from this General Release any rights of set off, affirmative defenses, counterclaims) suit, action, proceeding, referral or litigation in respect of any Released Matter. Each Releasor acknowledges and agrees that each member of the PSL/THH Group would suffer irreparable harm in the event any Releasor breaches its waivers, releases or agreements contained herein, and that monetary damages alone would be inadequate to remedy such breach; and accordingly that the covenants not to sue contained herein shall be specifically enforceable by each member of the PSL/THH Group by injunction or other equitable remedy against the breaching Releasor, without waiving any claim for damages caused by any such breach.
     4. Each Releasor, jointly and severally with the other Releasors, represents and warrants with respect to each and every claim or other matter included in the Released Matters as provided herein, that he, she, it or they has or have not sold, assigned, pledged or otherwise voluntarily or involuntarily disposed of or transferred any claim or any interest in or right to any claim or other Released Matter, and that each and every claim and other Released Matter is fully and finally liquidated, discharged, settled, waived, released and satisfied. Each Releasor represents and warrants that all affiliates of any Releasor that have claims or possible claims in connection with the subject matter hereof, have joined in this General Release, and the Releasors’ execution and delivery of this General Release is on behalf of and is binding upon all such affiliates, and their respective heirs, personal representatives, successors and assigns.
     5. In the event that any of the PSL/THH Group institutes legal proceedings to enforce this Release, or asserts this Release as a defense to enforcement of any legal action by the Releasors against any member of the PSL/THH Group, and prevails therein, it shall be entitled to recover reasonable attorneys fees, paralegal fees and costs (regardless of whether any of the foregoing are incurred in preparation for trial, at trial, on appeal and/or in bankruptcy) from the Releasors.
     6. This General Release (i) evidences the complete agreement of the parties with respect to the subject matter hereof, (ii) may not be modified orally, but only by a writing signed by the party to be charged and (iii) may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     7. This General Release shall be governed by and construed in accordance with the substantive laws of the State of Florida.

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     8. The releases, waivers, discharges and covenants set forth or provided for herein are, and are deemed for all purposes to be, earned and supported by present, good and valuable consideration by, to, and for the benefit of all Parties, and final, irrevocable and complete without further condition precedent or subsequent, except as expressly set forth herein. The Releasors acknowledge that they have given this General Release after consultation with and upon advice of counsel of their choice and that this General Release will bar legal actions against the Released Parties on account of claims released and on account of all el eased Matters.
     9. Each party acknowledges and stipulates that the compromise and settlement which form the basis of this General Release have been arrived at after thorough bargaining and negotiation, and represent a final, mutually agreeable compromise of matters provided herein. Each party further acknowledges that, after the date hereof, he or it may hereafter discover facts in addition to or different from those which he or it now knows or believes to be true with respect to matters encompassed by this General Release, but that it is the intention of each party to be fully, finally and forever settle the Released Matters notwithstanding the discovery or existence of any such additional or different facts which constitute the Released Matters.
     Executed and agreed as of the date set forth above.

WOODBRIDGE HOLDINGS, LLC, a Florida limited liability company		BFC FINANCIAL CORPORATION, a Florida corporation

By:		By:

	Name: Seth M. Wise		Name: Seth M. Wise
	Title: President		Title: EVP

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Exhibit A
Any parent, beneficial owner, shareholder, director, officer, employee, agent, contractor, consultant, attorney (in-house and/or outside counsel), broker, advisor, professional, appraiser and/or representative of each of the past, current or future subsidiaries of each Releasor and their respective successors and assigns.
* * * * * * * *

4

Exhibit B
Any person and/or entity which, directly and/or indirectly through other entities, owns or controls, is owned or controlled by and/or is under common ownership and/or control with any entity comprising any member of the PSL/THH Group (“Released Entity”); and
Any shareholder, member, manager, beneficiary, director, officer, employee, agent, contractor, consultant, attorney (in-house and/or outside counsel), broker, advisor, professional, appraiser and/or representative of the PSL/THH Group and/or any of the Released Entities, all as defined above, and their respective successors and assigns.
* * * * * * * *

5

Ratification of General Release and Discharge of Indebtedness
(Subsidiaries to Core Communities, LLC)
     This Ratification of General Release and Discharge of Indebtedness is made by each of the undersigned legal entities, its successors and assigns, together with the individuals and entities listed on Exhibit A attached hereto (hereinafter collectively referred to as “Releasor”), to ratify and confirm the continued effectiveness of that certain GENERAL RELEASE AND DISCHARGE OF INDEBTEDNESS (“Release”), effective the 8th day of November, 2010 in favor of Core Communities, LLC, a Florida limited liability company, Woodbridge Holdings, LLC, a Florida limited liability company, BFC Financial Corporation, a Florida corporation, and their respective beneficial owners, member, officers, employees, agents and their respective successors and assigns and each of the other entities listed on Exhibit B attached hereto (hereinafter collectively, referred to as “Releasee”),
     This Ratification is binding and complete agreement between Releasor and Releasee as to the matters set forth in such Release, and their successors and assigns.
     In witness whereof, Releasor has caused this Ratification of Release and Discharge of Indebtedness as of the date first above written.

RELEASOR

CORE COMMERCIAL GROUP, LLC, HORIZONS ACQUISITION 5, LLC, HORIZONS ST. LUCIE DEVELOPMENT, LLC, ST. LUCIE FARMS, LLC, ST. LUCIE WEST DEVELOPMENT COMPANY, LLC, TRADITION DEVELOPMENT COMPANY, LLC, TRADITION IRRIGATION COMPANY, LLC, TRADITION VILLAGE CENTER, LLC, all of the foregoing being Florida limited liability companies, and CORE DEVELOPMENT COMPANY, LLC, a Mississippi limited liability company

By: Core Communities, LLC, a Florida limited
liability company, as the sole managing member of,
and on behalf of, each of the foregoing limited
liability companies

By:
Troy T. Taylor, Chief Restructuring Officer

Exhibit A
Any director, officer, employee, agent, contractor, consultant, attorney (in-house and/or outside counsel), broker, advisor, professional, appraiser and/or representative of each of the subsidiaries of Core Communities, LLC, a Florida limited liability company, and their respective successors and assigns.

Exhibit B
Any person and/or entity which, directly and/or indirectly through other entities, owns or controls, is owned or controlled by and/or is under common ownership and/or control with any entity comprising Releasee (“Released Entity”); and
Any shareholder, member, manager, beneficiary, director, officer, employee, agent, contractor, consultant, attorney (in-house and/or outside counsel), broker, advisor, professional, appraiser and/or representative of Core Communities, LLC, a Florida limited liability company, Woodbridge Holdings, LLC, a Florida limited liability company, BFC Financial Corporation, a Florida corporation and/or any of the Related Entities, all as defined above, and their respective successors and assigns.